                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_]Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               USAIR GROUP, INC.
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                               USAir Group, Inc.
                               2345 Crystal Drive
                           Arlington, Virginia 22227

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1996
                              ARLINGTON, VIRGINIA

                               ----------------

                                                                  April 15, 1996

To the Stockholders of
 USAir Group, Inc.

  The 1996 annual meeting of stockholders of USAir Group, Inc. (the "Company") will be held at the Marriott Crystal Forum, 1999 Jefferson Davis Highway, Arlington, Virginia on May 22, 1996 at 9:30 a.m. local time, to consider and act on the following matters:

    1. The election of 15 directors to hold office for one year or until their successors are elected and qualified (Item No. 1).

    2. The approval of the Company's 1996 Stock Incentive Plan (Item No. 2).

    3. The approval of the Company's Nonemployee Director Stock Incentive Plan (Item No. 3).

    4. Ratification of the selection of auditors of the Company for fiscal year 1996 (Item No. 4).

    5. Consideration of two stockholder proposals as described in the accompanying Proxy Statement (Item Nos. 5 and 6).

    6. The transaction of such other business as may properly come before the meeting.

  Eligible stockholders of record at the close of business on April 5, 1996 will be entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting may be examined at the executive offices of the Company at 2345 Crystal Drive, Arlington, Virginia.

                                          By Order of the Board of Directors

                                              Michelle V. Bryan
                                                  Secretary

  IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               USAIR GROUP, INC.
                               2345 CRYSTAL DRIVE
                           ARLINGTON, VIRGINIA 22227

                               ----------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1996

                               ----------------

                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of USAir Group, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders in Arlington, Virginia on May 22, 1996. Enclosed with this Proxy Statement is notice of the meeting, together with a proxy for your signature if you are unable to attend. Stockholders who execute proxies may revoke them at any time before they are voted. Any proxy may be revoked by the person giving it any time before it is voted by delivering to the Secretary of the Company at 2345 Crystal Drive, Arlington, Virginia 22227, on or before the business day prior to the meeting or at the meeting itself, a subsequent written notice of revocation or a subsequent proxy relating to the same shares or by attending the meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to the Company's stockholders is April 15, 1996.

  Shares of the Company's common stock, par value $1.00 per share ("Common Stock"), represented by properly executed proxies received prior to or at the meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy of the Company, the shares will be voted in accordance with the recommendations of the Board of Directors.

  Stockholders of record (other than holders of the Series B Preferred Stock (as defined below)) at the close of business on April 5, 1996 (the "Record Date") are entitled to vote at the meeting. On April 5, 1996 the Company had outstanding 63,501,760 shares of Common Stock, 358,000 shares of Series A Cumulative Convertible Preferred Stock, without par value ("Series A Preferred Stock"), 30,000 shares of Series F Cumulative Convertible Senior Preferred Stock, without par value ("Series F Preferred Stock"), 152.1 shares of Series T-1 Cumulative Convertible Exchangeable Senior Preferred Stock, without par value ("Series T-1 Preferred Stock") and 9,919.8 shares of Series T-2 Cumulative Convertible Exchangeable Senior Preferred Stock, without par value ("Series T-2 Preferred Stock," and together with the Series T-1 Preferred Stock, "Series T Preferred Stock"). Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 25.8099 votes, each share of Series F Preferred Stock is entitled to 515.295 votes, each share of Series T-1 Preferred Stock is entitled to 487.8049 votes and each share of Series T-2 Preferred Stock is entitled to 378.7879 votes. From time to time, the voting power of the Series F Preferred Stock and Series T Preferred Stock may be limited by then applicable U.S. statutory and U.S. Department of Transportation (the "DOT") regulatory foreign ownership restrictions ("Foreign Ownership Restrictions") the breach of which could result in the loss of any operating certificate or authority of the Company or certain of its subsidiaries. As of the date hereof, the Company does not believe that Foreign Ownership Restrictions limit the voting power of the Series F Preferred Stock and the Series T Preferred Stock and the Company expects that the shares of these series of preferred stock will be entitled to their full voting power at the annual meeting.

REQUIRED VOTES

  The vote of the holders of a plurality of the votes cast by holders of shares of Common Stock, Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock, voting together as a single class, will elect candidates for director (Item No. 1 on your proxy). Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The vote of the holders of at least a majority of the shares of Common Stock, determined as if each holder of Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock had converted such shares of preferred stock into Common Stock immediately prior to the Record Date, present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class, is required (i) to approve the Company's 1996 Stock Incentive Plan (Item No. 2), (ii) to approve the Company's Nonemployee Director Stock Incentive Plan (Item No. 3), (iii) to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for 1995 (Item No. 4) and (iii) to approve each of the stockholder proposals (Items Nos. 5 and 6). Therefore, abstentions as to these particular proposals will have the same effect as votes against such proposals. Broker non-votes as to these particular proposals, however, will be deemed shares of stock not entitled to vote on such proposals, will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals.

                         BENEFICIAL SECURITY OWNERSHIP

  The following information pertains to Common Stock, Series A Preferred Stock, Series F Preferred Stock, Series T Preferred Stock and Depositary Shares ("Depositary Shares"), each representing 1/100 of a share of the Company's $437.50 Series B Cumulative Convertible Preferred Stock, without par value ("Series B Preferred Stock"), beneficially owned by all directors, nominees for director and executive officers of the Company as of January 31, 1996. Unless indicated otherwise, the information refers to ownership of Common Stock. Unless indicated otherwise by footnote, the owner exercises sole voting and investment power over the securities (other than unissued securities, the ownership of which has been imputed to such owner).

                                                NUMBER OF                     PERCENT OF
       OWNER                                    SHARES(1)                      CLASS(2)
       -----                                    ---------                     ----------
DIRECTORS AND NOMINEES FOR DIRECTOR
 Robert J. Ayling.............................       --(3)                       (3)
 Robert W. Bogle..............................    1,500
 Edwin I. Colodny.............................   84,512(4)
 Mathias J. DeVito............................      700
 Rakesh Gangwal...............................       --(5)
 George J. W. Goodman.........................      200 Depositary Shares(6)
 John W. Harris...............................      400
 Edward A. Horrigan, Jr.......................      500
 Robert LeBuhn................................    8,000
 Roger P. Maynard.............................       --(3)                       (3)
 John G. Medlin, Jr...........................    2,000
 Hanne M. Merriman............................    1,500
 Raymond W. Smith.............................      500
 Derek M. Stevens.............................       --(3)                       (3)
 Stephen M. Wolf..............................       --(7)

                                                  NUMBER OF      PERCENT OF
       OWNER                                      SHARES(1)       CLASS(2)
       -----                                     -----------     ----------
EXECUTIVE OFFICERS
 Seth E. Schofield............................       482,889(8)
 Frank L. Salizzoni...........................       192,800(9)
 W. Thomas Lagow..............................       185,711(10)
 James T. Lloyd...............................       208,992(11)
 John R. Long III.............................       129,539(12)
25 directors, nominees for director and execu-
tive officers of the Company as a group........  1,687,872.5(13)    2.7%

- --------
 (1) The persons listed also own a number of Preferred Share Purchase Rights (the "Rights") equal to their Common Stock holdings, or, in the case of the Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock, Common Stock receivable upon conversion. In addition, such Rights are issuable on a one-for-one basis with respect to shares of Common Stock receivable upon exercise of stock options or conversion of Depositary Shares.
 (2) Percentages are shown only where they exceed one percent of the number of shares outstanding and, in the case of Common Stock holdings, are based on shares of Common Stock outstanding on January 31, 1996.
 (3) A wholly-owned subsidiary of British Airways Plc ("BA") is recordholder of 30,000 or 100% of the outstanding shares of Series F Preferred Stock,
     152.1 or 100% of the outstanding shares of the Series T-1 Preferred Stock and 9,919.8 or 100% of the outstanding shares of the Series T-2 Preferred Stock pursuant to BA's investment agreement dated as of January 21, 1993 with the Company (as amended, the "Investment Agreement"). Messrs. Ayling, Maynard and Stevens are Chief Executive, Director of Investments and Acquisitions and Chief Financial Officer, respectively, of BA and have been designated by BA to act as directors of the Company pursuant to the Investment Agreement. Messrs. Ayling, Maynard and Stevens each disclaims beneficial ownership of Series F Preferred Stock and Series T Preferred Stock. See the following table for information concerning the voting power of Series F Preferred Stock and Series T Preferred Stock.
 (4) The listing of Mr. Colodny's holding includes 40,000 shares of Common Stock issuable within 60 days of January 31, 1996 upon exercise of stock options.
 (5) See page 15 for a description of Mr. Gangwal's rights to obtain shares of Common Stock subject to certain restrictions upon disposition ("Restricted Stock") and stock options.
 (6) Mr. Goodman's holding of Depositary Shares is convertible into 498.5 shares of Common Stock.
 (7) See page 15 for a description of Mr. Wolf's rights to obtain certain shares of Restricted Stock and stock options.
 (8) The listing of Mr. Schofield's holdings includes 390,569 shares of Common Stock issuable within 60 days of January 31, 1996 upon exercise of stock options.
 (9) The listing of Mr. Salizzoni's holdings includes 177,800 shares of Common Stock issuable within 60 days of January 31, 1996 upon exercise of stock options.
(10) The listing of Mr. Lagow's holding includes 153,211 shares of Common Stock issuable within 60 days of January 31, 1996 upon exercise of stock options.
(11) The listing of Mr. Lloyd's holding includes 163,992 shares of Common Stock issuable within 60 days of January 31, 1996 upon exercise of stock options.
(12) The listing of Mr. Long's holding includes 96,472 shares of Common Stock issuable within 60 days of January 31, 1996 upon exercise of stock options.
(13) The listing of all directors', nominees' and officers' holdings includes, in the case of Depositary Shares, the number of shares of Common Stock into which the Depositary Shares are convertible, and also includes 1,292,893 shares of Common Stock issuable within 60 days of January 31, 1996 upon exercise of stock options and 135,500 shares of Restricted Stock.

  Effective December 31, 1995 the Retirement Plan for Outside Directors of USAir Group, Inc. was terminated and the value of the accrued benefits for past service was converted into units of phantom stock of the Corporation ("Deferred Stock Units") based on the average price of the stock in the month of December 1995. Set forth below are the number of Deferred Stock Units held by each director and nominee for director. Although each Deferred Stock Unit represents the economic equivalent of a share of Common Stock, no voting rights are attached thereto and the Deferred Stock Units lack certain other attributes of Common Stock.

                                                                 NUMBER OF
   OWNER                                                    DEFERRED STOCK UNITS
   -----                                                    --------------------
   DIRECTORS AND NOMINEES FOR DIRECTOR
     Robert J. Ayling......................................       - 0 -
     Robert W. Bogle.......................................       - 0 -
     Edwin I. Colodny......................................       8,941.54
     Mathias J. DeVito.....................................       8,069.29
     Rakesh Gangwal........................................       - 0 -
     George J. W. Goodman..................................       8,069.29
     John W. Harris........................................       1,325.49
     Edward A. Horrigan, Jr................................       8,640.53
     Robert LeBuhn.........................................       7,111.38
     Roger P. Maynard......................................       - 0 -
     John G. Medlin, Jr....................................       7,185.42
     Hanne M. Merriman.....................................       4,239.13
     Raymond W. Smith......................................       2,694.78
     Derek M. Stevens......................................       - 0 -
     Stephen M. Wolf.......................................       - 0 -

  The only persons known to the Company (from Company records and reports on Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC")) which owned, as of January 31, 1996, more than 5% of its Common Stock, Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock are listed below:

                                                                            PERCENT
                              NAME AND ADDRESS         AMOUNT AND NATURE       OF
          TITLE OF CLASS      OF BENEFICIAL OWNER   OF BENEFICIAL OWNERSHIP CLASS(1)
          --------------      -------------------   ----------------------- --------
     Series A Preferred Stock    Berkshire                   358,000(2)        100%(3)
                                 Hathaway
                                 Inc.
                                 1440
                                 Kiewit
                                 Plaza
                                 Omaha,
                                 Nebraska
                                 68131
     Series F Preferred Stock    BritAir                      30,000(4)        100%(5)
                                 Acquisition
                                 Corp. Inc.
                                 75-20
                                 Astoria
                                 Blvd.
                                 Jackson
                                 Heights,
                                 New York
                                 11370
     Series T Preferred Stock    BritAir                     9,919.8(6)        100%(5)
                                 Acquisition
                                 Corp. Inc.
                                 75-20
                                 Astoria
                                 Blvd.
                                 Jackson
                                 Heights,
                                 New York
                                 11370
     Common Stock                FMR Corp.                 7,152,012(7)       11.3%
                                 82
                                 Devonshire
                                 Street
                                 Boston,
                                 Massachusetts
                                 02109
     Common Stock                Torchmark                 5,385,301(8)        8.6%
                                 Corporation
                                 2001 Third
                                 Avenue
                                 South
                                 Birmingham,
                                 Alabama
                                 35233
     Common Stock                The                       5,657,125(9)        9.0%
                                 Equitable
                                 Companies
                                  Incorporated
                                 787
                                 Seventh
                                 Avenue
                                 New York,
                                 New York
                                 10019

- -------
(1) Represents percent of class of stock outstanding on January 31, 1996.
(2) Number of shares as to which such person has shared voting power--358,000; shared dispositive power--358,000.
(3) These shares of Series A Preferred Stock are owned directly by affiliates of Berkshire, are convertible, under certain circumstances and subject to certain antidilution adjustments, into 9,239,944 shares of Common Stock and represent approximately 10.2% of the combined voting power of the outstanding Common Stock, Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock, voting as a single class, at the meeting. A number of Rights, equal to the number of shares of Common Stock into which the Series A Preferred Stock is convertible, is also owned by this person.
(4) Number of shares as to which BA has sole voting power and sole dispositive power--30,000.
(5) BritAir Acquisition Corp. Inc. is a wholly-owned subsidiary of BA and owns Series F Preferred Stock and Series T Preferred Stock pursuant to the Investment Agreement. Series F Preferred Stock and Series T Preferred Stock are convertible, under certain circumstances on or after January 21, 1997 and subject to certain antidilution adjustments and Foreign Ownership Restrictions, into a total of 15,458,851 and 3,831,695 shares of Common Stock, respectively. Together, the Series F Preferred Stock and Series T Preferred Stock represent approximately 21.2% of the combined voting power of the outstanding Common Stock, Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock, voting as a single class, at the meeting. A number of Rights, equal to the number of shares of Common Stock into which the Series F Preferred Stock and Series T Preferred Stock are convertible, are also owned by this person. As disclosed above, three directors of the Company, Messrs. Ayling, Maynard and Stevens, have been designated by BA to act as directors of the Company pursuant to the Investment Agreement and disclaim beneficial ownership of Series F Preferred Stock and Series T Preferred Stock.
(6) Reflects 152.1 or 100% of the outstanding shares of Series T-1 Preferred Stock and 9,919.8 or 100% of the outstanding shares of Series T-2 Preferred Stock. BA has sole voting power and sole dispositive power as to all these outstanding shares of Series T Preferred Stock.
(7) As set forth in a Schedule 13D amendment dated February 28, 1996, FMR beneficially owns, through Fidelity Management & Research Company ("Fidelity"), as advisor to fifteen investment companies and other funds (the "Fidelity Funds"), 6,418,794 shares (including shares issuable upon the conversion of 71,000 Depositary Shares), and through Fidelity Management Trust Company, as trustee or managing agent for various private investment accounts (the "Accounts"), 733,218 shares (including shares issuable upon the conversion of 238,500 Depositary Shares). FMR has the sole power to dispose of the shares held by the Fidelity Funds and the Accounts. The power to vote or direct the voting of the shares held by the Fidelity Funds resides within the boards of trustees of such funds. Fidelity carries out the voting of such shares under written guidelines established by such trustees. FMR has sole power to vote or direct the voting of the shares held by the Accounts.
(8) As set forth in a Schedule 13G dated February 14, 1996, as of December 31, 1995, Waddell & Reed Investment Management Company has sole voting power and sole dispositive power over 3,880,300 of these shares. Each of Waddell & Reed, Inc., Waddell & Reed Financial Services, Inc., United Investors Management Company, Liberty National Life Insurance Company and Torchmark Corporation claims sole voting and dispositive power over 5,385,301 shares.
(9) As set forth in a Schedule 13G dated February 9, 1996, as of December 31, 1995, the Equitable Life Assurance Society of the United States has sole voting power and sole dispositive power over 1,379,300 of these shares and Alliance Capital Management L.P. has sole voting power and sole dispositive power over 4,277,825 of these shares. Each of the Equitable Life Assurance Society of the United States and Alliance Capital Management L.P. is an indirect subsidiary of The Equitable Companies Incorporated.

BRITISH AIRWAYS INVESTMENT AGREEMENT

  On January 21, 1993, the Company entered into the Investment Agreement with BA. On the same date, BA purchased Series F Preferred Stock from the Company for $300 million. In June 1993, pursuant to certain preemptive and optional purchase rights under the Investment Agreement, BA purchased Series T-1 Preferred Stock and Series T-2 Preferred Stock from the Company for an aggregate purchase price of approximately $100.7 million.

  On March 7, 1994, BA announced that it would not make any additional investments in the Company until the outcome of measures by the Company to reduce costs and improve its financial results was known. On January 19, 1996, BA announced that it would not exercise its option to make any further investment in the Company prior to the January 21, 1996 deadline provided for in the Investment Agreement. Under the terms of the Investment Agreement, assuming the Series F Preferred Stock or any shares issued upon conversion thereof were outstanding and BA had not sold any shares of preferred stock issued to it by the Company or any Common Stock or other securities received upon conversion or exchange of the preferred stock, BA had been entitled at its option to elect to purchase from the Company, on or prior to January 21, 1996, 50,000 shares of Series C Cumulative Convertible Senior Preferred Stock, without par value ("Series C Preferred Stock"), at a purchase price of $10,000 per share, to be paid by BA's surrender of the Series F Preferred Stock and a payment of $200 million (the "Second Purchase"). The Investment Agreement provides that, on or prior to January 21, 1998, assuming that BA had purchased (or was purchasing simultaneously in accordance with the terms of the Investment Agreement) Series C Preferred Stock, BA would have the option to purchase 25,000 (or more in certain circumstances) shares of Series E Cumulative Convertible Exchangeable Senior Preferred Stock, without par value ("Series E Preferred Stock"), at a purchase price of $10,000 per share (the "Final Purchase"). Series E Preferred Stock is exchangeable under certain circumstances at the option of the Company into certain Company debt securities ("BA Notes"). Because BA did not elect prior to January 21, 1996 to make the Second Purchase, it cannot make the Final Purchase, except that if the DOT approves all the transactions and acts contemplated by the Investment Agreement on or prior to January 21, 1998, at the election of either BA or the Company, BA's purchase of the Series C Preferred Stock and the Series E Preferred Stock would be consummated under certain circumstances. Because BA did not elect to purchase the Series C Preferred Stock by January 21, 1996 the Company may at its option redeem, in whole or in part, Series F Preferred Stock and a like percentage of Series T Preferred Stock held by BA at the higher of market value or the price of $10,000 per share, plus accrued dividends. Under Delaware law, the Company may be subject to certain legal prohibitions on its ability to repurchase or redeem its own shares of capital stock for cash or other property. The Company cannot predict whether or when the Second Purchase and Final Purchase will be consummated or whether or when the Company will repurchase or redeem its own shares of capital stock.

  The preceding summary of the Investment Agreement, the Series F Preferred Stock, the Series T Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock and any other references to such documents or securities herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, Appendices I-IX to the Company's Proxy Statement dated April 26, 1993 and the material under the captions "Business--Likelihood of No Future Investments by British Airways" and "-- British Airways Investment Agreement" in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                       ELECTION OF DIRECTORS (ITEM NO. 1)

  As required by the Investment Agreement, the Board of Directors amended the Company's By-Laws on January 21, 1993 to increase the authorized number of directors by three persons designated by BA to fill the new directorships. Under the Investment Agreement, the Company is required to use its best efforts to ensure that the slate of persons nominated by the Company for election as directors of the Company includes that number of persons designated by BA that is the percentage of the total then authorized number of directors of the Company (currently 15) that is nearest to but not greater than the percentage (but in no event greater than 25%) of the aggregate voting power of the securities that vote with the Common Stock as a single class for the election of directors of the Company then held by BA and its wholly-owned subsidiaries. Under this provision of the Investment Agreement, BA is entitled to designate three nominees for election to the Board of Directors and has accordingly designated Messrs. Ayling, Maynard and Stevens. Each of the nominees listed below is currently a director of the Company. Each of the nominees listed below other than Messrs. Ayling, Gangwal and Wolf was elected in 1995 by the stockholders of the Company. Each director of the Company is also a director of the Company's principal operating subsidiary, USAir, Inc. ("USAir"). Directors will be elected to hold office for one year or until the election and qualification of their successors. Proxies will be voted only for the nominees named below. Except as noted otherwise, the following biographies describe the business experience of each nominee for at least the past five years.

                                                                      SERVED AS
                                                                      DIRECTOR
                                                                        SINCE
                                                                      ---------
Robert Ayling, 49... Mr. Ayling was appointed Chief Executive of BA     1996
                     in January 1996. He was Director of Marketing
                     and Operations of BA from September 1991 until
                     his appointment as Group Managing Director in
                     February 1993 and has been a member of the BA
                     Board of Directors since 1991. Mr. Ayling is a
                     Director of Sun Alliance and London Insurance
                     Plc and is a lawyer by profession.

                                                                          SERVED AS
                                                                          DIRECTOR
                                                                            SINCE
                                                                          ---------
Robert W. Bogle, 57..... Mr. Bogle is President and Chief Executive Offi-   1995
                         cer of The Philadelphia Tribune, the nation's
                         oldest newspaper addressed to the African Ameri-
                         can community. He assumed his position in May
                         1989 and previously held other high-level posi-
                         tions at the newspaper. In June 1995, Mr. Bogle
                         completed his tenure as President of the Na-
                         tional Newspaper Publishers Association, a trade
                         association comprising the publishers of 205
                         Black-owned newspapers from across the nation.
                         Mr. Bogle is Chairman of the Council of Trustees
                         at Cheyney University, serves on the Executive
                         Committee of the Greater Philadelphia Chamber of
                         Commerce and is a board advisor to the United
                         Negro College Fund. He is also a member of the
                         Executive Committee of the Boy Scouts of Ameri-
                         ca, a member of the Union League of Philadel-
                         phia, and a life member of Kappa Alpha Psi fra-
                         ternity. Mr. Bogle is Vice Chairman of The Hos-
                         pitals and Higher Education Authority of Phila-
                         delphia and Vice Chairman of Amalgamated Pub-
                         lishers, Inc. He serves on the Board of Direc-
                         tors of The
                         American Red Cross, Presbyterian Medical Center
                         of Philadelphia, the Police Athletic League, the
                         Christian Street YMCA, and The American Heart
                         Association. Mr. Bogle is also a founding member
                         of United Media of Philadelphia, an organization
                         comprised of media owned and operated by African
                         Americans. He is a member of the Audit and
                         Safety Committees of the Board of Directors.
Edwin I. Colodny, 69.... Mr. Colodny is of counsel to the law firm of       1975
                         Paul, Hastings, Janofsky & Walker. He retired as
                         Chairman of the Company and of USAir in July
                         1992. He served as Chief Executive Officer of
                         USAir from 1975 until retiring as an employee of
                         USAir in June 1991. Mr. Colodny is a Director of
                         Lockheed Martin Corporation, Comsat Corporation,
                         Ascent Entertainment Group, Inc. and Esterline
                         Technologies, Inc., and is a member of the Board
                         of Trustees of the University of Rochester. He
                         is a member of the Finance and Planning and Nom-
                         inating Committees of the Board of Directors.
Mathias J. DeVito, 65... Mr. DeVito is Chairman of the Board of The Rouse   1981
                         Company (real estate development and manage-
                         ment). He also serves as a Director of First
                         Maryland Bancorp, Allied Irish Banks plc, and
                         subsidiaries of The Rouse Company. He is a mem-
                         ber of the Board of the Maryland Institute, Col-
                         lege of Art, Chairman of the Board of Empower
                         Baltimore Management Corporation and former
                         Chairman of the Greater Baltimore Committee. Mr.
                         DeVito is Chairman of the Human Resources Com-
                         mittee and a member of the Finance and Planning
                         and Safety Committees of the Board of Directors.

                                                                           SERVED AS
                                                                           DIRECTOR
                                                                             SINCE
                                                                           ---------
Rakesh Gangwal, 42......  Mr. Gangwal became President and Chief Operating   1996
                          Officer of the Company and USAir on February 19,
                          1996. Prior thereto, Mr. Gangwal had served as
                          Executive Vice President--Planning and Develop-
                          ment of Air France since November 1994. Mr.
                          Gangwal previously served in a variety of man-
                          agement roles at United Air Lines over an elev-
                          en-year period, culminating in the role of Se-
                          nior Vice President--Planning.
George J. W. Goodman,     Mr. Goodman is President of Continental Fideli-    1978
 65.....................  ty, Inc., which provides editorial and invest-
                          ment services. He is the author of a number of
                          books and articles on finance and economics un-
                          der the pen name "Adam Smith" and is the host of
                          a television series of that name seen on public
                          broadcasting stations in the U.S. and on other
                          networks abroad. He is a Director of Cambrex
                          Corporation. Mr. Goodman also serves as a member
                          of the Advisory
                          Committee of the Center for International Rela-
                          tions at Princeton University, and is a Trustee
                          of the Urban Institute. He is a member of the
                          Human Resources and Finance and Planning Commit-
                          tees of the Board of Directors.
John W. Harris, 48......  Mr. Harris is President of The Harris Group        1991
                          (real estate development). From 1972 through
                          1991, he was President of The Bissell Companies,
                          Inc. (real estate development). He is a Director
                          of Southern Bell Telephone and Telegraph Company
                          and Dominion Resources, Inc. Mr. Harris is for-
                          mer Chairman of the Greater Charlotte Chamber of
                          Commerce and a member of the Board of Trustees
                          of the University of North Carolina and serves
                          on the boards of several community service orga-
                          nizations. He is Chairman of the Safety Commit-
                          tee and a member of the Audit and Compensation
                          and Benefits Committees of the Board of Direc-
                          tors.
Edward A. Horrigan, Jr.,  Mr. Horrigan is the former Chairman of the Board   1987
 66.....................  of Directors of Liggett Group Inc. (consumer products), a position he had held from May 1993
                          until his retirement in December 1994. He is
                          also the retired Vice Chairman of the Board of
                          RJR Nabisco, Inc. and retired Chairman and Chief
                          Executive Officer of R. J. Reynolds Tobacco Com-
                          pany, Winston-Salem, North Carolina (consumer
                          products). He is a Director of the Haggai Foun-
                          dation. Mr. Horrigan is a member of the Audit
                          and Nominating Committees of the Board of Direc-
                          tors.

                                                                           SERVED AS
                                                                           DIRECTOR
                                                                             SINCE
                                                                           ---------
Robert LeBuhn, 63.......  Mr. LeBuhn was the Chairman of Investor Interna-   1966
                          tional (U.S.), Inc. (investments) until his re-
                          tirement in December 1994. He is now a private
                          investor and is a Director
                          of Acceptance Insurance Companies, Lomas Finan-
                          cial Corp., Cambrex Corporation and Enzon, Inc.
                          He is Trustee and President of the Geraldine R.
                          Dodge Foundation, Morristown, New Jersey and is
                          a member of the New York Society of Security
                          Analysts. He is Chairman of the Finance and
                          Planning Committee and a member of the Nominat-
                          ing Committee of the Board of Directors.
Roger P. Maynard, 52....  Mr. Maynard has been Director of Investments and   1993
                          Acquisitions of BA since December 1995. Previ-
                          ously, from 1987, he had held various positions
                          at BA, including Director of Corporate Strategy,
                          Director of Investor Relations & Marketplace
                          Performance and Executive Vice President North
                          America. Mr. Maynard is a Director of Qantas
                          Airways Limited. He is a member of the Nominat-
                          ing, Human Resources and Safety Committees of
                          the Board of Directors.
John G. Medlin, Jr., 62.  Mr. Medlin is Chairman of the Board and, until     1987
                          December 31, 1993, was Chief Executive Officer
                          of Wachovia Corporation (bank holding company).
                          Mr. Medlin also serves as a Director of
                          BellSouth Corporation, Burlington Industries,
                          Inc., Media General, Inc., National Services In-
                          dustries, Inc., RJR Nabisco Holdings Corp. and
                          Nabisco Holdings Corp. He is Chairman of the
                          Nominating Committee and a member of the Human
                          Resources Committee of the Board of Directors.
Hanne M. Merriman, 54...  Mrs. Merriman is the Principal in Hanne Merriman   1985
                          Associates (retail business consultants). Previ-
                          ously, she served as President of Nan Duskin,
                          Inc. (retailing), President and Chief Executive
                          Officer of Honeybee, Inc., a division of Spie-
                          gel, Inc., and President of Garfinckel's, a di-
                          vision of Allied Stores Corporation. Mrs. Merri-
                          man is a Director of CIPSCO, Inc. Central Illi-
                          nois Public Service Company, State Farm Mutual
                          Automobile Insurance Company, The Rouse Company,
                          Ann Taylor Stores Corporation and T. Rowe Price
                          Mutual Funds. She is a member of the National
                          Women's Forum and a Trustee of The American-
                          Scandinavian Foundation. She was a member of the
                          Board of Directors of the Federal Reserve Bank
                          of Richmond, Virginia from 1984-1990 and served
                          as Chairman in 1989-1990. Mrs. Merriman is
                          Chairman of the Audit Committee and is a member
                          of the Nominating and Safety Committees of the
                          Board of Directors.

                                                                          SERVED AS
                                                                          DIRECTOR
                                                                            SINCE
                                                                          ---------
Raymond W. Smith, 58.... Mr. Smith is Chairman of the Board and Chief Ex-   1990
                         ecutive Officer of Bell Atlantic Company, which
                         is engaged principally in the telecommunications
                         business and is one of the seven regional compa-
                         nies formed as a result of the divestiture of
                         the Bell System. Previously, Mr. Smith had
                         served as Vice Chairman and President of Bell
                         Atlantic and Chairman of The Bell Telephone Com-
                         pany of Pennsylvania. He is a member of the
                         Board of Directors of CoreStates Financial Com-
                         pany, a trustee of the Carnegie Mellon Univer-
                         sity and is active in many civic and cultural
                         organizations. He is a member of the Human Re-
                         sources and Nominating Committees of the Board
                         of Directors.
Derek M. Stevens, 57.... Mr. Stevens has been Chief Financial Officer of    1993
                         and a Director of BA since 1989. From 1981 to
                         1989 he was Finance Director of TSB Group plc
                         (financial institution). He is a Director of
                         Commercial Union Plc. Mr. Stevens is a member of
                         the Audit Committee of the Board of Directors.
Stephen M. Wolf, 54..... Mr. Wolf is Chairman of the Board of Directors     1996
                         and Chief Executive Officer of the Company and
                         USAir and was elected to those positions in Jan-
                         uary 1996. Immediately prior to joining USAir,
                         Mr. Wolf was a senior advisor to the investment
                         bank Lazard Freres & Co. Mr. Wolf was Chairman,
                         President and Chief Executive Officer, UAL Cor-
                         poration, and President and Chief Executive Of-
                         ficer of United Air Lines, Inc. from December
                         1987 until July 1994. Mr. Wolf was Chairman,
                         President and Chief Executive Officer of United
                         from May 1988 until July 1994. Previously, Mr.
                         Wolf served as Chairman, President and Chief Ex-
                         ecutive Officer of Tiger International, Inc.
                         (1987) in addition to serving as Chairman. Pres-
                         ident and Chief Executive Officer of the Flying
                         Tiger Line (1985-1987), and he was President and
                         Chief Executive Officer of Republic Airlines,
                         Inc. during 1984-1986. Mr. Wolf is a Director of
                         Philip Morris Companies, R.R. Donnelley & Sons
                         Co. and the Alzheimer's Disease and Related Dis-
                         orders Association. He is also a trustee of
                         Northwestern University and Rush-Presbyterian-
                         St. Luke's Medical Center.

  The law firm of Paul, Hastings, Janofsky and Walker, with which Mr. Colodny is affiliated on an Of Counsel basis, provided legal services to USAir during 1995 and has also provided such services during 1996.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
  The Board of Directors of the Company held seven meetings in 1995. The Board of Directors has established the following standing committees: Finance and Planning Committee, Human Resources Committee, Audit Committee, Nominating Committee and Safety Committee. During 1995, the Finance and Planning Committee held four meetings, the Human Resources Committee held six meetings, the Audit Committee held seven meetings and the Nominating Committee held two meetings. The Safety Committee became a standing committee in 1995 and held two meetings. In 1995, a Special Committee formed to review proposals for strategic alliances with other carriers and held eight meetings and a Search Committee formed to identify and retain a new Chairman and Chief Executive Officer and held three meetings.

  The Human Resources Committee reviews the salaries, incentive compensation, stock option and restricted stock grants, retirement and other benefits which accrue to officers of the Company and its subsidiaries. The Human Resources Committee makes recommendations to the Board of Directors concerning the adequacy of existing and proposed levels of compensation and benefits.

  The Audit Committee, in consultation with financial officers of the Company and the independent public accountants, assists in establishing the scope of the annual audit. The Audit Committee (1) reviews annual and quarterly financial statements and periodic reports filed with the SEC, (2) recommends to the Board of Directors the appointment of independent public accountants, (3) reviews the annual programs of the internal audit staff and (4) reviews programs designed to protect and maintain the assets of the Company, including insurance and internal security programs.

  The Nominating Committee is responsible for making recommendations regarding the nomination of individuals for election to the Board of Directors. The Nominating Committee will consider individuals recommended by stockholders. Any such recommendation must be submitted in writing prior to January 1 of each year, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and should be addressed to the Nominating Committee, in care of the Secretary of the Company.

  During 1995, each of the incumbent directors seeking reelection, other than Mr. Smith, attended 75 percent or more of the meetings of the Board of Directors and of the committees on which the director served. Mr. Smith was present at 73% of the meetings.

COMPENSATION OF DIRECTORS
  The annual retainer and meeting fee payable to directors in 1995 were $18,000 and $600, respectively (subject to a voluntary 20% reduction from January through August). The annual retainer was set in 1990 and the meeting fee was set in 1985. Following a market survey by a compensation consultant, effective January 1, 1996, those amounts were increased to a $22,000 annual retainer and a $1,000 meeting attendance fee for nonemployee directors. Mr. LeBuhn, Chairman of the Finance and Planning Committee, Mr. DeVito, Chairman of the Human Resources Committee, Mrs. Merriman, Chairman of the Audit Committee, Mr. Medlin, Chairman of the Nominating Committee, and Mr. Harris, Chairman of the Safety Committee, each receives an additional fee of $2,000 per year for serving in those respective capacities. Messrs. Wolf and Gangwal receive salaries in their capacities as officers of USAir and receive no additional compensation as directors of the Company and USAir.

  In 1987, the Company established a retirement plan for directors who are not also employees of the Company and its subsidiaries. The plan provides that such directors shall be eligible to receive retirement benefits thereunder if they have attained seventy years of age and served at least five consecutive years on the

Board of Directors or, if they have not attained age seventy, have served for at least ten consecutive years on the Board of Directors. Eligible directors receive an annual retirement benefit equal to the highest annual retainer in effect for active directors during the five years prior to retirement. Prior to 1996, the annual retirement benefit paid to retired directors was increased by an amount equal to 50% of any increase in retainer paid to active directors. If a director dies prior to retirement and had served for at least five consecutive years on the Board of Directors, the deceased director's surviving spouse is eligible under the plan to receive, for a period of five years following such death, an annual death benefit equal to 50% of the annual retainer paid to such director at the time of his or her death. If a retired eligible director dies, the director's surviving spouse is eligible under the plan to receive, for a period of five years following such death, 50% of the annual retirement benefit payable to the director at the time of his or her death. The plan is administered by the Human Resources Committee.

  The Company has terminated the retirement plan for directors as of December 31, 1995. Pursuant to such termination, (i) no individual who first becomes a director on or after December 31, 1995 will participate in the retirement plan and (ii) directors as of December 31, 1995 will be credited with deferred stock units equal in value to the present value of their accrued benefits as of December 31, 1995. Such deferred stock units will be paid in cash following the director's termination of service.

  As described more fully on page 28, upon approval of the stockholders of the Company, effective in 1996 and thereafter, directors will also receive an annual grant of 1,500 stock options. Also effective in 1996 and thereafter, directors will also receive an annual grant of 500 deferred stock units. These deferred stock units and options will vest after the director serves his or her full one-year term. The addition of stock-based compensation in lieu of a retirement plan for directors is designed to increase the alignment of directors' compensation with stockholder interests.

EXECUTIVE OFFICERS
  In January 1996, Stephen M. Wolf was appointed Chairman and Chief Executive Officer of the Company and USAir, succeeding Seth E. Schofield, who retired after 38 years with USAir. In February 1996, Rakesh Gangwal was appointed President and Chief Operating Officer of the Company and USAir, succeeding Frank L. Salizzoni. Also in February 1996, Lawrence M. Nagin was appointed Executive Vice President Corporate Affairs and General Counsel of the Company, succeeding James T. Lloyd.

COMPENSATION OF EXECUTIVE OFFICERS

  The Summary Compensation Table below sets forth the compensation paid during the years indicated to each of the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company (including its subsidiaries).

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                          -------------------------------------------- ------------------------
                                                            OTHER
   NAME AND PRINCIPAL                                      ANNUAL      RESTRICTED STOCK               ALL OTHER
        POSITION          YEAR  SALARY      BONUS      COMPENSATION(E)    AWARDS(F)     OPTIONS    COMPENSATION(H)
   ------------------     ---- --------    --------    --------------- ---------------- -------    ---------------
Seth E. Schofield.......  1995 $417,908(B) $212,500(D)    $228,949               --          --       $ 89,967
 Chairman and Chief       1994 $500,000    $      0       $116,136               --          --       $ 74,821
 Executive Officer of     1993 $475,635(C) $      0       $275,601               --          --       $ 64,302
 the Company and of
 USAir
Frank L. Salizzoni(A)...  1995 $335,600(B) $136,000(D)    $ 96,970               --          --       $134,926
 President and Chief      1994 $385,769    $      0       $ 11,020               --     100,000(G)    $167,160(I)
 Operating Officer of     1993 $317,558(C) $      0       $ 45,374               --          --       $ 52,222
 the Company and of
 USAir
W. Thomas Lagow.........  1995 $325,000    $ 96,688(D)          --         $223,125          --       $301,410(J)
 Executive Vice           1994 $325,000    $      0             --               --          --       $286,225(J)
 President--Marketing of  1993 $310,058(C) $      0             --               --          --       $282,521(J)
 USAir
James T. Lloyd..........  1995 $275,000    $ 81,813(D)    $ 22,417         $223,125          --       $ 35,441
 Executive Vice           1994 $275,000    $              $ 18,705               --          --       $ 40,424
 President, General       1993 $257,365(C) $      0       $ 73,215               --          --       $ 36,188
 Counsel and Secretary
 of the Company;
 Executive Vice
 President and General
 Counsel of USAir
John R. Long, III.......  1995 $275,000    $ 81,813(D)    $ 21,847         $223,125          --       $ 31,467
 Executive Vice           1994 $275,000           0       $ 36,458               --          --       $ 10,693
 President
 --Customer Services      1993 $254,808(C)        0       $133,772               --          --       $    652

- --------
(A) Mr. Salizzoni was named President and Chief Operating Officer of the Company and USAir effective April 1, 1994.
(B) Amounts disclosed reflect a voluntary pay reduction incurred by Messrs. Schofield and Salizzoni during 1995 of $82,092 and $64,400, respectively.
(C) Amounts disclosed reflect reductions in salary during 1993 of $24,365, $12,250, $14,942, $10,904 and $7,508 for Messrs. Schofield, Salizzoni,
    Lagow, Lloyd and Long, respectively, which were implemented for all USAir officers for a fifteen-month period commencing on January 1, 1992 and ending on March 29, 1993 pursuant to a comprehensive cost reduction program at USAir.
(D) Earned in 1995 but paid in 1996.
(E) Amounts disclosed include for (i) 1995, $221,911, $88,210, $22,417 and
    $16,870, (ii) 1994, $108,633, $10,391, $18,705, and $29,410 and (iii)
    1993, $271,288, $33,259, $73,215, and $133,772, received by Messrs.
    Schofield, Salizzoni, Lloyd and Long, respectively, to cover incremental tax liability resulting from income derived from the lapsing of restrictions on the disposition of Restricted Stock. Restricted Stock is Common Stock subject to certain restrictions on disposition. Any amounts disclosed in the column that are in excess of the amounts disclosed in the preceding sentence represent income derived from personal travel on USAir.
(F) On November 28, 1995, each of Messrs. Lagow, Lloyd and Long were awarded 17,500 shares of Restricted Stock. Amount shown is based on closing price ($12.75) on such date.
(G) Non-qualified stock option grant on April 1, 1994, the date Mr. Salizzoni was named President and Chief Operating Officer of the Company and USAir.
(H) Under USAir's split dollar life insurance plan, individual life insurance coverage is available to the named officers. In 1993, USAir commenced paying the premium associated with this coverage. In 1993, 1994 and 1995, USAir paid the remainder of the premium associated with the whole life component of the coverage. If all assumptions as to life expectancy and other factors occur in accordance with projections, USAir expects to recover the premiums it pays with respect to the whole life component of the coverage. The following amounts reflect the value of the benefits accrued during the years indicated, calculated on an actuarial basis, ascribed to the insurance policies purchased on the lives of the named officers (plus the dollar value of premiums paid by USAir with respect to term life insurance): 1995--Mr.Schofield--$54,135, Mr. Salizzoni--$38,111, Mr. Lagow--$36,780, Mr. Lloyd--$25,441 and Mr. Long--$20,794: 1994--Mr.
    Schofield--$31,194; Mr. Salizzoni--$27,722; Mr. Lagow--$10,225; Mr.
    Lloyd--$18,424 and Mr. Long--$644; 1993--Mr. Schofield--$29,328, Mr.
    Salizzoni--$26,010, Mr. Lagow--$9,716, Mr. Lloyd--$17,291 and Mr. Long--
    $652. During 1993, 1994 and 1995, USAir made contributions to the accounts of Messrs. Schofield, Salizzoni, Lagow, Lloyd and Long in certain defined contribution pension plans in the following amounts: 1995--$35,652, $96,815, $14,630, $10,000 and $10,673, respectively, 1994--$43,627,
    $38,192, $26,000, $22,000 and $10,049, respectively, and 1993--$34,974,
    $26,212, $22,805, $18,897 and $0, respectively.
(I) Amount disclosed also reflects $101,246 for reimbursement of relocation expenses.
(J) Upon the commencement of his employment, USAir agreed to pay Mr. Lagow $1 million over four years, which amount was intended to compensate him for restricted stock and stock options which he forfeited when he left his former employer. The amount disclosed includes the annual installment, $250,000, of the total payment.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table provides information on the number of options held by the named executive officers at fiscal year-end 1995. None of the officers exercised any options during 1995. The unexercised options held by one officer was in-the-money based on the fair market value of the Common Stock on December 29, 1995 ($13.25).

                                                              VALUE OF
                                    NUMBER OF                UNEXERCISED
                                   UNEXERCISED              IN-THE-MONEY
                                OPTIONS/SAR'S AT          OPTIONS/SAR'S AT
    NAME                          YEAR END (#)            YEAR-END ($) (1)
    ----                    ------------------------- -------------------------
                            EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                            ----------- ------------- ----------- -------------
Seth E. Schofield..........   390,569           0      $      0     $      0
Frank L. Salizzoni.........   177,800      75,000      $137,500     $412,500
W. Thomas Lagow............   153,211           0      $      0     $      0
James T. Lloyd.............   169,742           0      $      0     $      0
John R. Long III...........   100,722           0      $      0     $      0

RETIREMENT BENEFITS

  Prior to 1993, USAir's Retirement Plan (the "Retirement Plan") for its salaried employees was comprised of two qualified plans. The Retirement Plan was designed so that the two plans, when aggregated, would provide noncontributory benefits based upon both years of service and the employee's highest three-year average annual compensation during the last ten calendar years of service. The primary plan is a defined benefit plan which provides a benefit based on the factors mentioned above. The primary plan is integrated with the Social Security program so that the benefits provided thereunder are reduced by a portion of the employee's benefits from Social Security. USAir's contributions to the primary plan are not allocated to the account of any particular employee. The primary plan was frozen on December 31, 1991, and accordingly, retirement benefits payable under the plan were determinable on that date.

  The secondary plan is a target benefit defined contribution plan. The secondary plan was established in 1983 as a result of changes to the Internal Revenue Code of 1986, as amended (the "Code"), which lowered the maximum benefit payable from a defined benefit plan. In the event that the benefit produced under the primary plan formula cannot be accrued for any employee covered by such plan because of the limit on benefits payable under defined benefit plans, contributions were made on behalf of such employee to the secondary plan. Such contributions were calculated to provide the benefit produced under the formula in the primary plan in excess of such limit, to the extent permitted under the Code's limitation on the contributions to defined contribution plans. USAir's contributions to the secondary plan are allocated to individual employees' accounts. During 1995, no contributions were made to any executive officer's account. The secondary plan was also frozen on December 31, 1991.

  Under the Retirement Plan, benefits usually begin at the normal retirement age of 65. The Retirement Plan also provides benefits for employees electing early retirement from ages 55 through 64. If such an election is made, the benefits may be reduced to reflect the longer interval over which the benefits will be paid. Executive officers participate in the Retirement Plan on the same basis as other employees of USAir.

  Contributions to and benefits payable under the Retirement Plan must be in compliance with the applicable guidelines or maximums established by the Code. USAir has adopted an unfunded supplemental plan which will provide those benefits which would otherwise be payable to officers under the Retirement Plan, but which, under the Code, are not permitted to be funded or paid through the qualified plans maintained by USAir. Benefit accruals under the supplemental plan also ceased upon the freezing of the Retirement Plan on December 31, 1991. Such supplemental plan provides that any benefits under the unfunded supplemental plan will be paid in the form of a single, lump sum payment. Such supplemental plans are specifically provided for under applicable law and have been adopted by many corporations under similar circumstances. Messrs. Schofield, Salizzoni, Lloyd and Long are currently entitled to receive retirement benefits in excess of the limitations established by the Code.

  The following table presents the noncontributory benefits payable per year for life to employees under the Retirement Plan and the unfunded supplemental plan described above, assuming normal retirement in the current year. The table also assumes the retiree would be entitled to the maximum Social Security benefit in addition to the amounts shown.

 FNAL EARNINGSI               NONCONTRIBUTORY PENSION BASED ON YEARS OF SERVICE
 A DEFINED INS              -----------------------------------------------------
   THE PLAN                 10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
- --------------              -------- -------- -------- -------- -------- --------
  $100,000................. $ 19,507 $ 29,261 $ 39,014 $ 48,768 $ 53,768 $ 53,768
   200,000................. $ 43,507 $ 65,261 $ 87,014 $108,768 $118,768 $118,768
   300,000................. $ 67,507 $101,261 $135,014 $168,768 $183,768 $183,768
   400,000................. $ 91,507 $137,261 $183,014 $228,768 $248,768 $248,768
   500,000................. $115,507 $173,261 $231,014 $288,768 $313,768 $313,768
   600,000................. $139,507 $209,261 $279,014 $348,768 $378,768 $378,768
   700,000................. $163,507 $245,261 $327,014 $408,768 $443,768 $443,768
   800,000................. $187,507 $281,261 $375,014 $468,768 $508,768 $508,768

  The values reflected in the above chart represent the application of the Retirement Plan formula to the specified amounts of compensation and years of service. The compensation covered by the Retirement Plan is salary and bonus, as reported in the Summary Compensation Table. The credited years of service under the Retirement Plan through the date of freezing of the plan (December 31, 1991) for each of the individuals included in the Summary Compensation Table are as follows: Mr. Schofield--30 years, Mr. Salizzoni--1 year, Mr. Lagow--none, Mr. Lloyd--5 years, and Mr. Long--16 years.

  USAir has entered into agreements with Messrs. Schofield, Salizzoni, Lagow, Lloyd and Long which provide for a supplement to their retirement benefits under the Retirement Plan. This supplement is designed to provide such persons with those benefits they would have received had they been employed by USAir for the minimum number of years to be entitled to full retirement benefits under the Retirement Plan and provides for pension benefits to be calculated using their salary of record rather than the salary in effect under various salary reduction programs.

EMPLOYMENT ARRANGEMENTS WITH MESSRS. WOLF, GANGWAL AND NAGIN

  Under his employment arrangements with the Company, Mr. Wolf is entitled to an annual base salary of $500,000. In addition, Mr. Wolf is eligible for an annual bonus pursuant to the terms of the Executive Incentive Plan. Bonus eligibility will be based on performance criteria established by the Human Resources Committee or payable at the Committee's discretion if they believe performance and circumstances are appropriate for such payment. If Mr. Wolf achieves his target, he will receive a bonus of 50% of annual base salary, which may be increased for results in excess of the target up to a maximum bonus of 100% of base salary.

  Mr. Wolf is entitled to an award of stock options and restricted stock, as follows: (i) 1,300,000 stock options effective January 16, 1996, at an exercise price based on the fair market value of the stock on

January 16, 1996 ($12.1875) with 500,000 options vesting immediately on January 16, 1996, 575,000 options vesting on January 16, 1997, 75,000 options vesting on January 16, 1998, 75,000 options vesting on January 16, 1999, and the remaining 75,000 options vesting on January 16, 2000, and (ii) 325,000 shares of restricted stock, effective January 16, 1996, vesting ratably on the first through fourth anniversaries of the effective grant date.

  The Company has entered into a supplemental retirement agreement with Mr. Wolf which will provide him with a pension benefit under the formula contained in USAir's frozen defined benefit pension plan for salaried employees, on the basis that he had "deemed credited service" under the plan for all of his 29 years of service within the airline industry and without regard to certain limitations set forth in the Code. Benefits will be calculated on the assumption that Mr. Wolf's annual compensation has been and will remain at the rate of the annual base salary set forth above and the maximum bonus described above has been earned. Mr. Wolf became vested in 25% of this supplemental benefit on the date of his employment and will become incrementally vested in the remainder of this supplemental benefit ratably over a period of three years from the date of his employment. This benefit is subject to an offset for benefits payable as a result of contributions from USAir to the tax-qualified and non-qualified defined contribution retirement program for salaried employees of USAir.

  Under their employment arrangements with the Company, Messrs. Gangwal and Nagin are entitled to annual base salaries of $400,000 and $340,000, respectively. Upon employment, Mr. Gangwal became entitled to the purchase and assignment by USAir of an annuity with an after-tax value of $1 million and Mr. Nagin received a $275,000 signing bonus. Both Mr. Gangwal and Mr. Nagin are eligible for an annual bonus pursuant to the terms of the Company's Executive Incentive Plan. Bonus eligibility will be based on performance criteria to be established by the Human Resources Committee or payable at the Committee's discretion if they believe performance and circumstances are appropriate for such payment. If Mr. Gangwal and Mr. Nagin achieve their targets, they will receive a bonus of 50% and 35% of their annual base salary, respectively, which may be increased for results in excess of the target up to a maximum bonus of 100% and 70% of their base salaries, respectively. Messrs. Gangwal and Nagin are entitled to awards of 850,000 and 225,000 stock options, respectively, effective January 31, 1996, at an exercise price of $14.875 (the fair market value on January 31, 1996), with 20% of the respective options vesting immediately on such dates and an additional 20% vesting on the first through fourth anniversaries of such dates.

  Messrs. Gangwal and Nagin received 250,000 and 50,000 shares, respectively, of restricted stock, with 50,000 and 10,000 shares, respectively, vesting immediately on February 19 and 6, 1996, respectively, and 20% of each such grant vesting on the first through fourth anniversaries of such dates.

  USAir will enter into a supplemental retirement agreement with each of Mr. Gangwal and Mr. Nagin which will provide each with a pension benefit under the formula contained in USAir's frozen defined benefit pension plan for salaried employees, on the basis that each had "deemed credited service" under the plan accruing at the rate of: (1) five (Mr. Gangwal) or four (Mr. Nagin) years of "deemed service" for each year of actual service up through the fifth year of employment of each; and (2) one year of service for each year of actual service after five years of employment; up to a maximum of 30 years of credited service. The benefits will be calculated on actual base salary and the assumption that the maximum bonus described above has been earned. This benefit is subject to an offset for benefits payable as a result of contributions from USAir to the tax-qualified and non-qualified defined contribution retirement program for salaried employees of USAir.

  The stock options granted to Messrs. Wolf, Gangwal and Nagin and Mr. Wolf's restricted stock grant are subject to stockholder approval of a new stock incentive plan. In the event that the stockholders fail to approve a new plan, Messrs. Wolf, Gangwal and Nagin are entitled to substitute awards of equivalent economic value.

  In connection with their employment arrangements, each of Messrs. Wolf, Gangwal and Nagin also received relocation assistance (and, in the case of Messrs. Gangwal and Nagin, tax reimbursement related thereto) and became entitled to reimbursement of fees for certain tax and financial planning advice. Each of Messr. Wolf's, Gangwal's and Nagin's stock options and restricted stock and benefits under the supplemental retirement agreement will vest immediately upon a change-of-control, a termination of employment without cause or upon resignation for good reason.

  The Company will enter into agreements substantially similar to the Employment Contracts (described below) with each of Messrs. Wolf, Gangwal and Nagin.

ARRANGEMENTS CONCERNING TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

  In connection with their respective retirements, the Company entered into certain arrangements with Messrs. Schofield, Salizzoni and Lloyd.

  Pursuant to an agreement approved by the Board of Directors, in consideration for his past services to USAir and for services between the date of the letter agreement and the time of his retirement, USAir agreed to provide Mr. Schofield with (i) payments required under his employment agreement with the Company for termination upon mutual agreement paid as if such termination was by Mr. Schofield for "good reason", (ii) a six-month consulting arrangement and (iii) supplemental pension benefits based on his salary of record, as described below.

  Upon his retirement, Mr. Schofield received an aggregate of $1,719,231 pursuant to the terms of his Employment Agreement and became entitled to receive payment for his six-month consulting arrangement at his salary rate in effect on the date of his retirement ($500,000).

  Mr. Schofield's supplemental pension benefit will be calculated as follows:
(a) the pension benefit calculated under the benefit formula set forth in the USAir Retirement Plan as if the Retirement Plan had not been frozen in 1991 and using Mr. Schofield's salary of record, rather than reduced salary, for the years 1992, 1993, 1994 and 1995, less (b) the benefits payable to Mr. Schofield in the aggregate under any qualified and nonqualified pension plans of USAir (the "Pension Plans"), to the extent such benefits are attributable to contributions made by USAir, and (c) without regard to certain limitations set forth in the Code. The supplemental benefit payable shall be unfunded and shall be paid directly from USAir's general assets.

  In connection with their resignations as executive officers effective February 19, 1996 and February 5, 1996, respectively, Mr. Salizzoni and Mr. Lloyd agreed to remain employees of USAir through March 31, 1996 and April 4, 1996, respectively, to assist their successors in transition. During the period of employment from February 19 through March 31, 1996 in the case of Mr. Salizzoni and February 5, 1996 through April 4, 1996 in the case of Mr. Lloyd, each received (or will receive) his base salary and all other compensation and benefits applicable to his previous position as a senior officer. Upon their retirements, Mr. Salizzoni received an amount equal to his base salary payable from April 1, 1996 through the remainder of the "employment period" ending on November 12, 1999 (an aggregate of $1,446,000) and Mr. Lloyd received an amount equal to his base salary payable from April 4, 1996 through the remainder of the "employment period" ending on June 29, 1999 (an aggregate of $953,077).

  USAir agreed to provide Mr. Salizzoni and Mr. Lloyd with (a) service credit,
(b) age credit, and (c) earnings credit at their respective 1996 base salary rates, through the remainder of the Employment Period under their Employment Agreements (i.e., through November 12, 1999 for Mr. Salizzoni and June 29, 1999 for Mr. Lloyd) under their respective supplemental pension arrangements. In addition, certain options held by Mr. Salizzoni lapsed and certain unvested options (with respect to 75,000 shares) vested and certain shares of restricted stock held by Mr. Lloyd were forfeited and the restrictions on certain shares of restricted stock (with respect to 5,250 shares) lapsed.

  USAir currently has employment contracts (the "Employment Contracts") with the executive officers (the "Executives") named in the Summary Compensation Table who remain employees of the Company. The terms of the Employment Contracts extend until the earlier of the fourth anniversary thereof or the Executive's normal retirement date and are subject to automatic one-year annual extensions on each anniversary date (to the fourth anniversary of such anniversary date) unless advance written notice is given by USAir. In exchange for each Executive's commitment to devote his or her full business efforts to USAir, the agreements provide that each Executive will be re-elected to a responsible executive position with duties substantially similar to those in effect during the prior year and will receive (1) an annual base salary at a rate not less than that in effect during the previous year, (2) incentive compensation as provided in the contract and (3) insurance, disability, medical and other benefits generally granted to other officers. In the event of a change of control, as defined in each Employment Contract, the term of each Employment Contract is automatically extended until the earlier of the fourth anniversary of the change of control date or the Executive's normal retirement date.

  The Employment Contracts provide that, should USAir or any successor fail to re-elect the Executive to his or her position, assign the Executive to inappropriate duties which result in a diminution in the Executive's position, authority or responsibilities, fail to compensate the Executive as provided in the Employment Contract, transfer the Executive in violation of the Employment Contract, fail to require any successor to USAir to comply with the Employment Contract or otherwise terminate the Executive's employment in violation of the Employment Contract, the Executive may elect to treat such failure as a breach of the Employment Contract if the Executive then terminates employment. As liquidated damages as the result of an event not following a change of control that is deemed to be a breach of the Employment Contracts, USAir or its successor would be required to pay the Executive a lump sum equal to his or her annual base salary for the then remaining term of the Employment Contract, and to continue granting certain employee benefits for the then remaining term of the Executive's Employment Contract. If the breach follows a change of control, the Executive would be entitled to receive (i) an amount equal to the product of three times the sum of the Executive's annual base salary plus an annual bonus, (ii) a lump sum equal to the actuarial equivalent of the pension benefits which the Executive would have received had he or she remained employed by USAir until the end of the term of the Employment Contract, (iii) medical benefits until such time as the Executive qualifies for group medical benefits from another employer, (iv) travel benefits for the Executive's life,
(v) reimbursement of reductions in salary sustained by the Executive as a result of a comprehensive cost reduction program initiated by USAir in October 1991, and (vi) continuation of certain other benefits during the remainder of the term of the Employment Contract. In addition, except under certain circumstances, during the 30-day period immediately following the first anniversary of a change of control any Executive could elect to terminate his or her Employment Contract for any reason and receive the liquidated damages described in the immediately preceding sentence. Each Employment Contract provides that if USAir breaches the Employment Contract, as described above, each Executive shall be entitled to recover from USAir reasonable attorney's fees in connection with enforcement of such Executive's rights under the Employment Contract. Each Employment Contract also provides that any payments the Executive receives in the event of a termination after a change of control shall be increased, if necessary, such that, after taking into account all taxes he or she would incur as a result of such payments, the Executive would receive the same after-tax amount he or she would have received had no excise tax been imposed under Section 4999 of the Code.

  Currently, under the Company's 1984 Stock Option and Stock Appreciation Rights Plan (the "1984 Plan") and 1988 Stock Incentive Plan (the "1988 Plan," and together with the 1984 Plan, the "Plans"), pursuant to which employees of the Company and its subsidiaries have been awarded stock options and stock appreciation rights with respect to Common Stock and, in the case of the 1988 Plan, shares of Restricted Stock, the occurrence of a change of control, as defined, would make all granted options immediately exercisable without regard to the vesting provisions thereof. In addition, grantees would be able, during the 60-day period immediately following a change of control, to surrender all unexercised stock options under the Plans to the Company for a cash payment equal to, in the case of options not issued in tandem with stock appreciation rights, the excess, if any, of the fair market value of the Common Stock over the exercise prices of such stock options or, in the case of options issued in tandem with stock appreciation rights, the positive value of such stock appreciation rights.

  Notwithstanding anything to the contrary set forth in any of the Company's or USAir's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that incorporates by reference this Proxy Statement, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

  The policies of the Human Resources Committee of the Board of Directors (the "Committee") with respect to compensation of the Company's executive officers are to:

  . attract and retain talented and experienced senior management by offering compensation that is competitive with respect to other major U.S. airlines and other U.S. companies of comparable size; and

  . motivate senior management to provide a high-quality product to consumers with the ultimate goal of maximizing profitability and stockholder returns by offering incentive and long-term compensation that is linked to performance criteria and the market value of the Common Stock.

  The compensation package for executive officers of the Company is comprised of three elements--base salary, annual cash incentive compensation, and long-term incentive compensation. The Committee plays an active role in the oversight and review of all compensation paid to executive officers of the Company. The Committee and the full Board of Directors, in consultation with the Senior Vice President-Human Resources of USAir and, if warranted, an independent compensation consultant, annually review the total compensation package of the Company's executive officers, including the Chairman and Chief Executive Officer and the four other officers named in the Summary Compensation Table. The Committee reviewed the market rate for peer-level positions of the other major domestic passenger airlines, including, but not limited to, Delta Air Lines, Inc. ("Delta"), United Air Lines ("United") and American Airlines ("American") and other companies of comparable size. Delta, United and American (or their parent companies) are included in the S&P Airline Index, which has been used in prior years' Performance Graphs. Based on these comparisons, the Committee established the base salary for the Chief Executive Officer and other executive officers.

  While the Committee reviews the salaries of the other major airlines to establish a market rate, the Committee does not necessarily "target" any specific range, such as the lower end, median or upper end of the comparison range, when setting the Chief Executive Officer's base salary. As discussed below, in 1992, after an independent compensation consultant conducted a study of comparable airline officers' salaries, the Committee recommended an increase in the Chief Executive Officer's base salary to the median level of the comparison range reflected in the study, but Mr. Schofield declined to accept an increase. According to publicly available information, Mr. Schofield's base salary was lower than the base salaries for the chief executive officers of Delta, United, American and Southwest Airlines, Inc. Mr. Schofield did not participate in Committee or Board of Directors deliberations or decision-making regarding any aspect of his compensation. As discussed above, Mr. Schofield has retired from his positions as Chairman and Chief Executive Officer of the Company and USAir.

  The principal elements of the Company's compensation paid to the executive officers with respect to 1995 are discussed below.

  Base Salary. As reported by the Committee in prior reports, the Committee had reduced the salaries of the executive and other officers for a fifteen-month period commencing on January 1, 1992 and ending on March 29, 1993. This salary reduction was part of a comprehensive Company-wide salary reduction program. Each of the executive officers of the Company agreed to the reductions in salary, waiving the base salary guarantees in their employment agreements, where applicable.

  Historically, the Committee has awarded merit increases based on measuring individual performance against objectives. However, due to the Company's poor financial performance since 1989, the Committee had not awarded merit increases in executive officer base salaries since 1989. From 1989 to 1993, salaries were increased only as a result of a promotion or an increase in responsibilities.

  In 1992, after the commencement of the salary reduction program, the Company commissioned an independent compensation consultant to conduct a comprehensive study of the salaries of comparable airline officers. The study disclosed that the base salaries of the Company's executive officers (prior to reduction under the salary reduction program) were substantially below those salaries for analogous positions at major competitors. After reviewing the results of the study and considering its desire to motivate and retain the Company's key executive officers, and the officers' individual performance and experience, the Committee established new base salaries for executive officers (other than the Chief Executive Officer) at the conclusion of the salary reduction period in 1993, targeting the median of the comparative range reflected in the study. Based on the salary review, the Committee proposed a new base salary for the Chief Executive Officer of $590,000. However, because of the Company's poor financial performance, Mr. Schofield declined to accept an increase in base salary and his salary was restored to its pre-reduction level of $500,000. The new base salaries for the other four executive officers named in the Summary Compensation Table became effective in April 1993. Except as set forth below, the base salaries established by the Committee in 1993 remained effective throughout 1995.

  In March 1994, the Company commenced negotiations with its labor unions in an effort to reduce annual personnel costs by $500 million through concession agreements involving wage and benefit reductions, improved productivity and other cost savings. In 1994, in light of the union negotiations, Messrs. Schofield and Salizzoni requested a reduction in their base salaries as a demonstration of leadership. In November 1994, the Committee approved a reduction in the base salaries of the Chief Executive Officer and the President and Chief Operating Officer. Effective in December 1994, their base salaries were reduced in accordance with the following schedule:

  . 10% of the amount of salary between $5,000 and $20,000;

  . 15% of the amount of salary between $20,000 and $50,000;

  . 20% of the amount of salary between $50,000 and $100,000; and

  . 25% of the amount of salary in excess of $100,000.

Both executive officers signed waivers of the applicable provisions of their employment agreements guaranteeing a higher level of base salary. In late July 1995, the Company announced that it was ending discussions with USAir's unions on a wage concession and restructuring package due to unacceptable demands made by the union representing USAir's pilots. After the discussions with the unions ended, Messrs. Schofield's and Salizzoni's salaries were restored to their prior levels.

  In response to a significant rate of resignations of officers and management personnel during 1994 and 1995, the Committee commissioned a review of competitive compensation programs. In November 1995, the Compensation Committee approved new base salaries for executive officers (other than the chief executive officer and chief operating officer) and approved restricted stock grants to such officers. Such new base salaries became effective January 1, 1996 and were the first increase in officer salary rates since April 1993.

  Annual Cash Incentive Compensation. The Committee adopted the Executive Incentive Compensation Plan effective on January 1, 1988. The plan is administered by the Committee. All officers, including the executive officers, and certain other key management employees of the Company are eligible to participate in the plan.

  For fiscal years prior to 1996, the Committee was authorized to grant awards under this plan only if the Company achieved a two percent or greater return on sales ("ROS") for a fiscal year. The target level of performance was four percent ROS. The maximum level of performance recognized under the plan was a six percent ROS. Additionally, for each officer of the Company, the Committee has previously set an incentive compensation target percentage and a maximum percentage. If the Company achieved the target performance of four percent ROS, the full target percentage set by the Committee for the individual officer is applied to the individual's base salary for the year to determine the cash bonus award (the "Target Award") for the individual. Target Awards for executive officers range from 30% to 50% of base salary.

  The Committee is authorized to approve awards under the plan for performance which is less than or greater than the target performance of four percent ROS. If the Company achieved the minimum performance level of two percent ROS, the executive would be paid only half of the Target Award. For performance levels greater than two percent ROS but less than four percent ROS, a proportionate percentage of the Target Award would be paid. In the event that the Company's performance level exceeds the target performance of four percent ROS, the Company would pay amounts greater than the Target Award. If the Company achieved the maximum target performance of six percent ROS, the executive would receive the maximum percentage which is twice the Target Award. The maximum awards for executive officers, set by the Committee pursuant to the plan, range from 60% to 100% of base salary. For performance levels greater than four percent ROS but less than six percent ROS, a proportionate percentage of the Target Award would be paid. The plan also provides that the Committee may adjust awards to executive officers based on individual performance; however, in no event may the award exceed 250% of the Target Award for such individual. The Committee has never made any such adjustments.

  The Company achieved a 3.4% ROS for the fiscal year ended December 31, 1995 (excluding non-recurring items and non-cash accounting charges) and accordingly paid incentive awards to executives for the 1995 fiscal year. This is the first year awards have been paid under the plan since payments were made for the fiscal year ended December 31, 1988.

  In conjunction with the overall compensation review conducted by the Committee in November of 1995, the Committee approved amendments to the incentive compensation plan. Future incentive compensation will be paid under the terms of the amended plan. The amended plan provides for the payment of both incentive and discretionary awards. The incentive awards are based upon the executive achieving pre-established performance objectives which will be established by the Committee annually. Incentive awards will continue to be paid on the basis of Target Awards established by the Committee. The Target Awards for executive officers (ranging from 30% to 50% of base salary) remain the same under the amended plan. The Committee retains the right to adjust an executive's incentive award based on individual performance; however, the maximum award may not exceed 200% of the target award (or 60% to 100% of base salary). The amended plan also provides for discretionary awards to be paid at the discretion of the Committee in a year in which no incentive awards are paid.

LONG TERM INCENTIVE PROGRAMS

  Stock Options. The executive officers of the Company participate in the Company's 1984 Stock Option and Stock Appreciation Rights Plan (the "1984 Plan") and the 1988 Stock Incentive Plan (the "1988 Plan"). Both the 1984 Plan and the 1988 Plan are administered by the Committee. The Committee is authorized to grant options under these plans only at an exercise price equal to the fair market value of a share of Common Stock on the effective date of the grant.

  The Committee determines the size of any option grant under the plans based upon (i) the Committee's perceived value of the grant to motivate and retain the individual executive; (ii) a comparison of long-term incentive practices within the commercial airline industry and of other companies of comparable size; (iii) a comparison of awards provided to peer executives within the Company; and (iv) the number of outstanding options held by the grantee and the exercise prices of these options. Although the Committee supports and encourages stock ownership in the Company by its executive officers, it has not promulgated any standards regarding levels of ownership by executive officers.

  During 1995, the only executive officers to be granted options were newly hired executive officers and executive officers who received promotions. The stock option awards made in 1995 were non-qualified options and were subject to a vesting schedule under which 25% of the options vested on the first anniversary of the award, 25% of the options will vest on the second anniversary of the award, and the remaining 50% of the options will vest on the third anniversary of the award.

  In connection with the company-wide salary reduction program in 1992 and 1993, the Company established the 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan is also administered by the Committee. Under the 1992 Plan, the Committee granted every employee of the Company who participated in the salary reduction program non-qualified options to purchase 50 shares of Common Stock at $15 per share for each $1,000 of salary foregone during the reduction period. The Committee granted executive officers options under the 1992 Plan in accordance with the same formula applicable to all other employees of the Company.

  As discussed elsewhere in the Proxy Statement, the Company is requesting stockholder approval of a new 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan is substantially similar to the 1988 Plan and will govern the awards of stock options and restricted stock granted to the new executive officers hired in 1996.

  Restricted Stock. Under the terms of the 1988 Plan and the proposed 1996 Plan, the Committee is authorized to grant awards of Restricted Stock. In 1995, the Committee granted Restricted Stock to a total of nine executive officers, one of whom is no longer employed by USAir. These awards were all subject to a three year vesting schedule, with restrictions lapsing on a percentage of the award on each anniversary of the award. The awards of Restricted Stock granted in 1995 were the first Restricted Stock awards granted by the Committee since 1990.

  The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code. Section 162(m) provides that companies will not be entitled to a tax deduction for certain compensation paid to certain executive officers to the extent that the compensation exceeds $1 million in a taxable year. In December 1995, the Internal Revenue Service issued final regulations under Section 162(m). The Committee is studying Section 162(m) and the regulations thereunder and, if appropriate, the Company will take the necessary measures to maintain the deductibility of compensation for executive officers.

NEW EXECUTIVE OFFICERS

  In connection with their employment in early 1996, each of Messrs. Wolf, Gangwal and Nagin negotiated compensation packages which are described elsewhere in the Proxy Statement. Such arrangements were negotiated by the Company at arms'-length and, in the Committee's judgment, are consistent with the overall compensation goals and philosophies of the Company. An independent compensation consultant provided the Committee with an opinion that the compensation packages for these executives were fair and reasonable considering the management needs of the Company and competition in the industry.

  The Committee will continue to review all executive compensation and benefits matters presented to it and will act based on the best information available in the best interests of the Company, its shareholders and employees.

                                        Mathias J. DeVito, Chairman
                                        George J. W. Goodman
                                        John W. Harris
                                        Roger P. Maynard
                                        John G. Medlin, Jr.
                                        Raymond W. Smith

                               PERFORMANCE GRAPH


                             [CHART APPEARS HERE]


                     US Air, Inc.       S&P 500    S&P Airline

               1990     100                 100       100
               1991    76.98              126.31    126.82
               1992    80.95              131.95    112.71
               1993    81.75              141.25    118.25
               1994    26.98              139.08     82.41
               1995    84.13              186.52    120.2



  The above graph compares the performance of the Company's Common Stock during the period January 1, 1991 to December 31, 1995 with the S&P 500 Index and the S&P Airline Index during the relevant time period. The graph depicts the results of investing $100 in the Company's Common Stock, the S&P 500 Index and the S&P Airline Index, at closing prices on December 31, 1990. The stock price performance shown on the graph above is not necessarily indicative of future price performance. The S&P Airline Index consisted of AMR Corporation, Delta Air Lines, Inc., UAL Corporation and the Company until December 31, 1993 and AMR, Delta Air Lines, Inc., Southwest Airlines, Inc. and the Company commencing January 1, 1994.

        APPROVAL OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN (ITEM NO. 2)

  The following is a description of the material terms of the 1996 Plan, and as such is qualified in its entirety by the actual terms of the 1996 Plan, which is attached hereto as Exhibit A.

  The Board of Directors believes that a stock incentive plan is an important factor in attracting, retaining and motivating key executives. Such a plan provides a method for offering long-term incentives to those individuals on whose judgment, initiative and efforts the successful conduct of the Company's business largely depends. Accordingly, the Board of Directors has approved and recommends to stockholders the adoption of the 1996 Plan. Subject to approval by the Company's stockholders, 3.1 million shares of authorized common stock have been reserved for issuance under the 1996 Plan. No individual may be granted awards under the 1996 Plan in any one calendar year with respect to more than an aggregate of 1.65 million shares of the Company's Common Stock. The affirmative vote of the holders of at least a majority of the shares of Common Stock, determined as if each holder of Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock had converted such shares of preferred stock into Common Stock immediately prior to the Record Date, present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class, is required for approval of the 1996 Plan.

  The 1996 Plan will be administered by the Human Resources Committee. The Committee is composed entirely of directors who are both "disinterested directors" (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" (within the meaning of Section 162(m) of the Code. All key employees (and prospective key employees) of the Company and its subsidiaries will be eligible to participate in the 1996 Plan, with the Committee having discretion to determine who qualifies as a key employee and the extent of each key employee's participation in the 1996 Plan. The 1996 Plan may be amended by the Committee.

OPTIONS

  Options granted under the 1996 Plan will be either incentive stock options ("ISOs"), as defined under Section 422 of the Code, or nonstatutory stock options. The purchase price per share of stock for the shares covered by any options shall not be less than the fair market value of the Company's Common Stock on the date the option is granted. Options will be exercisable at such times and pursuant to such conditions as are established by the Committee, provided however, that no option will be exercisable more than ten years and one month after it was granted. Payment of the purchase price of any option shall be made in cash or, in whole or in part, in Common Stock of the Company, valued at fair market value on the date of exercise.

  Generally, options may be exercised within six months after termination of employment to the extent of shares then purchasable. If the employment of a holder is terminated for cause, the holder's options shall terminate ten days after such termination of employment. The Committee may extend the time to exercise an option, but not beyond the earlier of three years following termination of employment of the optionee or the option's expiration date.

  If, prior to the 1996 Plan's termination, any option should terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for options. The proceeds of the sale of stock under the 1996 Plan will constitute general funds of the Company.

RESTRICTED STOCK

  All Restricted Stock awarded under the 1996 Plan shall be subject to an award agreement, the terms and conditions of which shall be established by the Chief Executive Officer from time to time. Each award agreement shall establish with respect to the shares awarded to each grantee a "Restricted Period." The

Restricted Period may differ among grantees and have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award. Restricted Stock awarded to grantees may not be sold, encumbered or otherwise transferred during the Restricted Period and, except as otherwise provided by the Committee, the shares of Restricted Stock of a grantee who terminates employment during the Restricted Period with respect thereto shall be forfeited and returned to the Company. Except for such restrictions, however, a grantee shall have all of the rights of a stockholder of the Company including, but not limited to, the right to receive any dividends and the right to vote such shares. Any shares awarded as Restricted Stock that are forfeited shall thereafter again become available for awards under the 1996 Plan.

TAX LIABILITY

  Subject to the Committee's discretion, agreements between the Company and grantees in connection with awards of options or Restricted Stock may provide for the payment by the Company of a supplemental cash payment to grantees promptly after the exercise of an option or promptly after the date on which the shares of Restricted Stock awarded are included in the gross income of the grantee under the Code. Such supplemental cash payments, to the extent determined by the Committee, shall provide for the payment of such amounts as may be necessary to result in the grantee not having an incremental tax liability as a result of such exercise or inclusion in income.

NEW PLAN BENEFITS

  As discussed above under "Employment Arrangements with Messrs. Wolf, Gangwal and Nagin", a total of 2,375,000 options and 325,000 shares of restricted stock to be issued under the 1996 Plan will be utilized to satisfy contractual obligations to Messrs. Wolf, Gangwal and Nagin. As awards under the 1996 Plan are made in the discretion of the Committee, it is not possible to determine either the other awards that will be made thereunder during 1996 or the awards that would have been made thereunder during 1995 had the 1996 Plan been in effect.

FEDERAL INCOME TAX TREATMENT

  The following discussion of certain relevant federal income tax effects applicable to options and Restricted Stock granted under the 1996 Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevent federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

  In general, an optionee will not be subject to tax at the time a nonstatutory stock option is granted. Upon exercise of a nonstatutory stock option where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise over the exercise price, and will have a tax basis in such shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the optionee. If the holder receiving the shares is restricted from selling the shares because the holder is subject to reporting under Section 16(a) of the Exchange Act (generally an executive officer or director of the Company) and would be subject to liability under Section 16(b) of the Exchange Act (an "Insider"), then, unless the holder makes an election under Section 83(b) of the Code within 30 days after exercise to be taxed under the rule of the preceding sentence, (i) the holder will recognize taxable ordinary income at the time the
Section 16(b) restriction terminates, (ii) the amount of such ordinary income will be equal to the excess, if any, of the fair market value of the shares of Common Stock at that time over the exercise price, (iii) the holder's tax basis in such shares will be the fair market value at that time, (iv) the holder's holding period for the shares will begin at that time, and (v) any dividends the holder receives on the shares before that time will be taxable to the holder as compensation income.

  Pursuant to the revised rules under Section 16(b) of the Exchange Act, the purchase of Common Stock upon exercise of an option by an optionee who is an Insider will not be deemed a purchase triggering a six-month period of potential short-swing liability. Accordingly, unless a non-qualified stock option is exercised during the six-month period following the date of grant of the option, the shares would not be considered subject to a substantial risk of forfeiture as a result of Section 16(b) and the Section 83(b) election generally would not be significant. Thus, in this context, the taxable event for the exercise of a nonstatutory stock option that has been outstanding for at least six months ordinarily will be the date of exercise. If a nonstatutory stock option is exercised within six months after the date of the grant, taxation ordinarily would be deferred until the date which is six months after the date of grant, unless the Insider files an election pursuant to Section 83(b) of the Code to be taxed on the date of exercise.

  The Company generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a nonstatutory stock option. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of a nonstatutory stock option.

  The grant of an ISO does not result in taxable income to an optionee for Federal income tax purposes, nor is an optionee required to recognize income upon the exercise of an ISO. The holder may, however, be subject to an alternative minimum tax in certain instances upon exercise of an ISO. If the holder of an ISO does not dispose of the stock purchased under such an option within two years following the date the option was granted, and holds the stock so acquired for at least one year, the difference between the sale price and the option price will be taxed to the optionee as long-term capital gain, rather than as ordinary income. If an optionee disposes of the stock within either the two-year period or one year period referred to above, the tax consequences will be the same as those described above with respect to nonstatutory stock options.

  The corporation is not entitled to any tax deduction in connection with the grant or exercise of an ISO. However, if the optionee disposes of his stock within the holding periods described above, the Company may be entitled to a tax deduction for the amount of ordinary income, if any, realized by the optionee.

  In the case of an award of Restricted Stock, a grantee generally will not be taxed upon the grant of such an award but, rather, will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture, as defined in the Code (including as a result of potential liability under Section 16(b) of the Exchange Act). A grantee may make an election under Section 83(b) of the Code within 30 days after grant of Restricted Stock to be taxed on an amount equal to the fair market value of the Common Stock at the time of the grant. If such an election is made, no additional taxable income will be recognized by such grantee at the time the restrictions lapse. The Company generally will be entitled to a tax deduction at the time and to the extent that income is recognized by such grantee.

  On April 8, 1996, the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape was $18.75 per share.

  The Board of Directors recommends that stockholders vote FOR the proposed 1996 Plan.

                           APPROVAL OF THE COMPANY'S
             NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN (ITEM NO. 3)

  The following is a description of the material terms of the USAir Group, Inc. Nonemployee Director Stock Incentive Plan (the "Director Stock Plan"), and as such is qualified in its entirety by the actual terms of the Director Stock Plan, which is attached hereto as Exhibit B.

  The Director Stock Plan is intended to increase the alignment of the interest of members of the Board who are Eligible Directors (as defined) with the interests of stockholders of the Company by providing further opportunity for ownership of the Common Stock, and to increase their incentive to contribute to the success of the Company's business through the grant of nonstatutory stock options entitling the holder to purchase shares of Common Stock (each, a "Director Option"). Subject to approval by the Company's stockholders, 70,000 shares of common stock have been reserved for issuance under the Director Stock Plan. The affirmative vote of the holders of at least a majority of the shares of Common Stock, determined as if each holder of Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock had converted such shares of preferred stock into Common Stock immediately prior to the Record Date, present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class, is required for approval of the Director Stock Plan.

OPTIONS

  The Director Stock Plan provides for the grant to each Eligible Director on the first business day following each annual meeting of stockholders of the Company occurring prior to the termination of the Director Stock Plan, beginning with the 1996 annual meeting of stockholders, a Director Option to purchase 1,500 shares of Common Stock. An "Eligible Director" is a member of the Board other than any director who is then an employee of the Company or any subsidiary of the Company, is serving pursuant to rights exercised by preferred stockholders of the Company or, in the case of an individual first becoming a director after January 1, 1996, was not previously an employee of the Company or any subsidiary. Each Director Option shall be granted at an exercise price equal to the "fair market value" (as defined in the Director Stock Plan) of the Common Stock on the date of grant. Each Director Option shall become fully vested on the earliest to occur of (i) the first anniversary of the date of grant, (ii) the Eligible Director's death, disability or termination of service as a director upon the completion of the last term of office to which such director was elected, or (iii) a "change of control" (as defined in the Director Stock Plan), and may be exercised in whole or in part at any time thereafter until the date that is ten years following the date of grant. If for any reason during the term of an unexercised Director Option the Eligible Director shall cease to be a member of the Board, such Director Option may be exercised by the Eligible Director (or his estate) until the second anniversary of the date that the Eligible Director ceases to be a member of the Board.

  The Director Stock Plan shall remain in effect until all Director Options granted thereunder shall have been satisfied by the issuance of shares of Common Stock, or terminated under the terms of the Director Stock Plan, provided that no grants may be made after the tenth anniversary of the effective date thereof. The Board may at any time and from time to time alter, amend, suspend, or terminate the Director Stock Plan in whole or in part; provided, however, that the provisions with respect to the grant of Director Options may not be amended more than every six months, other than to comport with changes in the Code. The termination or any modification or amendment of the Director Stock Plan shall not, without the consent of an Eligible Director, affect his or her rights under a grant of a Director Option.

NEW PLAN BENEFITS

  If the Director Stock Plan is approved by the stockholders of the Company, during 1996 each Eligible Director will be granted under the terms of the Nonemployee Director Stock Plan a Director Option to purchase 1,500 shares of Common Stock.

FEDERAL INCOME TAX TREATMENT

  The following discussion of certain relevant federal income tax effects applicable to Director Options granted under the Director Stock Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

  In general, an optionee will not be subject to tax at the time a nonstatutory stock option is granted. Upon exercise of a nonstatutory stock option where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise over the exercise price, and will have a tax basis in such shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the optionee. If the holder receiving the shares is restricted from selling the shares because the holder is subject to reporting under Section 16(a) of the Exchange Act (generally an officer or director of the Company) and would be subject to liability under Section 16(b) of the Exchange Act (an "Insider"), then, unless the holder makes an election under Section 83(b) of the Code within 30 days after exercise to be taxed under the rule of the preceding sentence, (i) the holder will recognize taxable ordinary income at the time the Section 16(b) restriction terminates, (ii) the amount of such ordinary income will be equal to the excess, if any, of the fair market value of the shares of Common Stock at that time over the exercise price, (iii) the holder's tax basis in such shares will be the fair market value at that time, (iv) the holder's holding period for the shares will begin at that time, and (v) any dividends the holder receives on the shares before that time will be taxable to the holder as compensation income.

  Pursuant to the revised rules under Section 16(b) of the Exchange Act, the purchase of Common Stock upon exercise of an option by an optionee who is an Insider will not be deemed a purchase triggering a six-month period of potential short-swing liability. Accordingly, unless a non-qualified stock option is exercised during the six-month period following the date of grant of the option, the shares would not be considered subject to a substantial risk of forfeiture as a result of Section 16(b) and the Section 83(b) election generally would not be significant. Thus, in this context, the taxable event for the exercise of a nonstatutory stock option that has been outstanding for at least six months ordinarily will be the date of exercise. If a nonstatutory stock option is exercised within six months after the date of the grant, taxation ordinarily would be deferred until the date which is six months after the date of grant, unless the Insider files an election pursuant to Section 83(b) of the Code to be taxed on the date of exercise.

  The Company generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a nonstatutory stock option. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of a nonstatutory stock option.

  On April 8, 1996, the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape was $18.75 per share.

  The Board of Directors recommends that stockholders vote FOR the proposed Director Stock Plan.

                       SELECTION OF AUDITORS (ITEM NO. 4)

  The Board of Directors of the Company has named KPMG Peat Marwick LLP as independent public accountants to examine the financial statements of the Company for fiscal year 1996, subject to ratification and approval by the stockholders. KPMG Peat Marwick LLP acted in the same capacity during 1995. A representative from that firm is expected to be present at the annual meeting of stockholders and will be afforded an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions.

  Fees for KPMG Peat Marwick LLP's 1995 services will amount to approximately $919,900, including $602,700 for the examination of financial statements and issuance of reports in compliance with debt or other agreements relating to annual audited financial statements and $317,200 for limited reviews of interim financial statements, consultation and assistance on accounting, tax, and related matters, services performed in connection with preparation of registration statements and examination of financial statements of employee benefit plans.

                             STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSAL CONCERNING CONFIDENTIAL VOTING (ITEM NO. 5)

  The New York City Police Pension Fund, One Centre Street, New York, New York 10007-2341, which owns 45,955 shares of Common Stock, has advised the Company of its intention to introduce the following resolution at the annual meeting. To be adopted, this resolution, which is opposed by the Board of Directors, would require the affirmative vote of the holders of at least a majority of the shares of Common Stock, determined as if each holder of Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock had converted such shares of preferred stock into Common Stock immediately prior to the Record Date, present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class.

  "RESOLVED, that the shareholders of the Company request that the board of directors adopt and implement a policy requiring all proxies, ballots and voting tabulations that identify how shareholders voted be kept confidential, except when disclosure is mandated by law, such disclosure is expressly requested by a shareholder or during a contested election for the board of directors, and that the tabulators and the inspectors of election be independent and not the employees of the Company."

SUPPORTING STATEMENT OF THE PROPONENT

  "The confidential ballot is fundamental to the American political system. The reason for this protection is to ensure that voters are not subjected to actual or perceived coercive pressure. We believe that it is time that this fundamental principle of the confidential ballot be applied to public corporations.

  Many excellent companies use confidential voting. None have reported any difficulty reaching quorums or meeting supermajority vote requirements and those surveyed reported that the added cost of implementing confidentiality was negligible.

  Strong support was shown at the last annual meeting when 37.7% of the votes were cast in favor of this proposal.

  It is our belief that shareholders need the protection of a confidential ballot no less than voters in political elections. While we make no imputation that our company's management has acted coercively, the existence of this possibility is sufficient to justify confidentiality.

  This resolution would permit shareholders to voluntarily disclose their vote to management by expressly requesting such disclosure on their proxy cards. Additionally, shareholders may disclose their vote to any other person they choose. This resolution would merely restrict the ability of the Company to have access to the vote of its shareholders without their specific consent.

  Many shareholders believe confidentiality of ownership is ensured when shares are held in street or nominee name. This is not always the case. Management has various means of determining actual (beneficial) ownership. For instance, proxy solicitors have elaborate databases that can match account numbers with the identity of some owners. Moreover, why should shareholders have to transfer their shares to nominees in an attempt to maintain confidentiality? In our opinion, this resolution is the only way to ensure a secret ballot for all shareholders irrespective of how they choose to hold their shares.

  We believe that confidential voting is one of the most basic reforms needed in the proxy voting system and that the system must be free of the possibility of pressure and the appearance of retaliation.

  "We hope that you would agree and vote FOR this proposal."

STATEMENT OF THE COMPANY IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

  The Board of Directors believes that approval of the stockholder resolution would limit the Company's ability to communicate with its stockholders and urges stockholders to vote against the resolution.

  For more than twenty years the Company has used an independent tabulator and inspector of election and has no plans to discontinue this practice. The proponent's resolution would have no effect on the Company's practice in this regard. However, the Company is opposed to a requirement that balloting be confidential.

  In recent years the SEC has amended its proxy rules to improve communications between corporations and beneficial owners. Confidential voting is inconsistent with open communications. In the interest of promoting an open dialogue with its stockholders, the Company believes it should be able to communicate with its stockholders as permitted under the proxy rules without the impediments that confidential voting would impose. The proponent acknowledges that the Company has not coerced its stockholders and that it complies with current Federal and state proxy regulations in its communications with stockholders.

  The Company also believes that cutting off its access to voting results would interfere with the vote gathering and tabulation process. The Company is responsible for, among other things, soliciting votes to obtain a quorum, pursuing proxies that are missing in the mails and helping to resolve voting ambiguities. Currently, almost 90% of the Common Stock is held in the names of nominees. The tabulating process has become increasingly cumbersome as ownership has been layered through the use of depositories, nominees and "street names." The addition of a further layer of secrecy would, in the Company's view, only make the process more cumbersome and costly. To the extent the Company cannot participate and clarify voting ambiguities, shares may not be voted and stockholders may be disenfranchised.

  In summary, the Company believes that confidential voting would impair stockholder communications and would not serve any useful purpose.

  ACCORDINGLY, THE BOARD OF DIRECTORS URGES YOU TO VOTE AGAINST THE STOCKHOLDER RESOLUTION (ITEM NO. 5).

STOCKHOLDER PROPOSAL RELATING TO POLITICAL CONTRIBUTIONS (ITEM NO. 6)

  Mrs. Evelyn Y. Davis, The Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 250 shares of Common Stock, has advised the Company of her intention to introduce the following resolution at the annual meeting. To be adopted, this resolution, which is opposed by the Board of Directors, would require the affirmative vote of the holders of at least a majority of the shares of Common Stock, determined as if each holder of Series A Preferred Stock, Series F Preferred Stock and Series T Preferred Stock had converted such shares of preferred stock into Common Stock immediately prior to the Record Date, present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class.

  "RESOLVED: That the shareholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders. And if no such disbursements were made, to have that fact publicized in the same manner."

  SUPPORTING STATEMENT OF THE PROPONENT

    "This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures than they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.

    Last year the owners of 4,962,028 shares, representing approximately 7.7% of shares voting, voted FOR this proposal.

    If you AGREE, please mark your proxy FOR this resolution."

STATEMENT OF THE COMPANY IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

  The Company believes that approval of the stockholder resolution would require the unnecessary expenditure of funds by the Company and would not provide stockholders with any appreciable benefit in return, and it urges stockholders to vote against the resolution.

  The Company complies with all federal, state and local laws relating to political contributions. It believes that essentially all information requested by the stockholder's proposal is publicly available. The significant expense that would be required for the Company to provide this same information by purchasing advertising space in various U.S. newspapers and publishing a separate report to stockholders or including the requested information in other reports to stockholders cannot be justified.

  The total amount of the Company's corporate political contributions is quite small and is insignificant in relation to the Company's business. The Company's corporate policy prohibits the use of Company funds or assets for federal political campaign contributions, in accordance with federal law. Contributions made by the USAir Political Action Committee (the "USAir PAC") are fully funded by employee contributions. The USAir PAC does not contribute any corporate funds. Records of all contributions made by the USAir PAC are filed with the Federal Election Commission and are available to the public.

  For the foregoing reasons, the Company believes that implementation of the stockholder's proposal would constitute a waste of corporate assets precisely at a time when the Company is attempting to reduce costs wherever possible.

  ACCORDINGLY, THE BOARD OF DIRECTORS URGES YOU TO VOTE AGAINST THE STOCKHOLDER RESOLUTION (ITEM NO. 6).

           OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

  The Board of Directors knows of no business which may come before the meeting except that indicated above. However, if other business is brought before the meeting, the persons acting under the enclosed form of proxy may vote thereunder in accordance with their best judgment.

                     COST AND METHOD OF PROXY SOLICITATION

  Proxies will be solicited by mail. The expense of such solicitation will be borne by the Company. Directors, officers, or regular employees of the Company and USAir may solicit proxies by telephone or in person. The cost of such solicitation will be nominal. In addition, D.F. King & Co., Inc. has been retained by the Company to assist in soliciting proxies from brokerage firms, bank nominees and other institutional holders to assure a timely vote by the beneficial owners of stock held of record by such firms, banks and institutions. This firm will receive a fee not to exceed $17,500 for its services.

      DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Stockholder proposals, in order to be timely submitted for inclusion in the Company's proxy materials for the 1997 annual meeting of stockholders, expected to be held in late May 1997, must be received at the Company's principal executive offices by January 23, 1997.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, all subsequent Quarterly Reports on Form 10-Q filed before the date of the meeting and Appendices I through IX to the Company's Proxy Statement dated April 26, 1993.

  Any statement contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document which is also incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any statements so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

  The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any and all the information that has been incorporated by reference in the Proxy Statement (not including the exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that the Proxy Statement incorporates). Written requests should be addressed to the Director-- Investor Relations of USAir Group, Inc., USAir Group, Inc., 2345 Crystal Drive, Arlington, Virginia 22227. Oral requests may be made by telephone to the following number: (703) 418-5305.

                                          By Order of the Board of Directors,


                                                  Michelle V. Bryan
                                                     Secretary

April 15, 1996

                                                                       EXHIBIT A

                           1996 STOCK INCENTIVE PLAN
                                       OF
                               USAIR GROUP, INC.

  1. Purpose. The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging the acquisition of a larger personal proprietary interest in the Corporation by key employees of the Corporation and of its Subsidiaries upon whose judgment and dedication the Corporation is largely dependent for the successful conduct of its business. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such key employees on behalf of the Corporation and strengthen their desire to remain with the Corporation or its Subsidiaries and that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract and retain desirable personnel.

  2. Definitions. When used in this Plan, unless the context otherwise requires:

    (a) "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation.

    (b) "Board" shall mean the Board of Directors of the Corporation.

    (c) "Cause" shall mean an act or acts of personal dishonesty taken by optionee and intended to result in substantial personal enrichment at the expense of the Corporation or any of its Subsidiaries or the conviction of optionee of a felony.

    (d) "Change of Control" shall mean:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Group Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation or any of its Subsidiaries, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries, or (z) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such acquisition, in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

      (iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation do not following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (iv) Approval by the shareholders of the Corporation of (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (v) The acquisition by an individual, entity or group of beneficial ownership of 20% or more of the then outstanding securities of the Corporation, including both voting and non-voting securities, provided, however, that such acquisition shall only constitute a change of control in the event that such individual, entity or group also obtains the power to elect by class vote, cumulative voting or otherwise to appoint 20% or more of the total number of directors to the Board.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f) "Committee" shall mean the Human Resources Committee of the Board or such other committee as may be designated by the Board.

    (g) "Corporation" shall mean USAir Group, Inc.

    (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (i) "Fair Market Value" shall mean the average of the high and low sales prices of the Shares as reported on the New York Stock Exchange Composite Tape on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported, provided, however, that during the 60-day period from and after a Change of Control, "Fair Market Value" shall mean, other than in the case of Shares subject to incentive stock options, as defined in the Code, the higher of (X) the highest reported sales price, regular way, of Shares on the New York

  Stock Exchange Composite Tape during the 60-day period prior to the Change of Control and (Y) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i), (iii) or (iv) of the definition of "Change of Control" herein, the highest price for Shares paid in such transaction or series of transactions which in the case of such paragraph (i) shall be the highest price for Shares as reflected in a
  Schedule 13D filed under the Exchange Act by the person having made the acquisition.

    (j) "Options" shall mean the stock options issued pursuant to Section 5 hereof.

    (k) "Plan" shall mean the 1996 Stock Incentive Plan of USAir Group, Inc., as such Plan may be amended from time to time.

    (l) "Restricted Period" means the period selected by the Committee pursuant to Section 6 hereof.

    (m) "Restricted Stock" means Shares which have been awarded to a grantee subject to the restrictions referred to in Section 6 hereof so long as such restrictions are in effect.

    (n) "Share" shall mean a share of common stock of the Corporation.

    (o) "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

  3. Administration. The Plan shall be administered by the Committee which, unless otherwise determined by the Board, shall consist of not less than two directors of the Corporation, each of whom shall qualify as a "disinterested director" (within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act) and as an "outside director" (within the meaning of Section 162(m)(4)(c) of the Code). No more than 3,100,000 Shares, which may be either treasury Shares or authorized but unissued Shares, of the Corporation's common stock in the aggregate, except to the extent of adjustments authorized by
Section 11 hereof, may be issued pursuant to Options and Restricted Stock awards granted under this Plan. Any Shares subject to Options or Restricted Stock awards may thereafter be subject to new grants under this Plan if there is a lapse, expiration or termination of any such Options or Restricted Stock awards prior to issuance of the Shares or if Shares are issued hereunder and thereafter reacquired by the Corporation pursuant to rights reserved by the Corporation in connection with the issuance thereof. No individual may be granted Options or Restricted Stock awards with respect to more than an aggregate of 1,650,000 Shares in any one calendar year.

  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may determine advisable to make the Plan, Options and Restricted Stock effective or provide for their administration, and may take such other action with regard to the Plan, Options and Restricted Stock as it shall deem desirable to effectuate their purpose. The Committee may require that any Options granted be exercisable in installments. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Plan, Options and Restricted Stock shall be final.

  This Plan shall constitute an amendment and restatement of the Corporation's 1988 Stock Incentive Plan with respect to the Shares reserved thereunder for which awards had not yet been granted thereunder as of the date of adoption of this Plan by the Board (or which again become available upon the lapse, expiration or termination of any award previously made thereunder). Options and other awards with respect to such Shares may be granted hereunder by the Committee in accordance with the terms of this Plan.

  4. Participants. Options and Restricted Stock may be granted under the Plan to any key employee of the Corporation or any Subsidiary or to any individual in contemplation of becoming a key employee of the Corporation or any Subsidiary. The individuals to whom Options and Restricted Stock are to be offered under the Plan and the number of Shares to be optioned and Restricted Stock to be issued to each such individual shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of the Plan.

  5. Options. The number of Shares to be optioned to any eligible person shall be determined by the Committee in its sole discretion. The Committee shall be entitled to issue Options at different times to the same person. Options shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Chief Executive Officer, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

  The purchase price per Share for the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date such Option is granted; provided, however, for purposes of any grant of Options by the Committee the meaning of Fair Market Value shall be as defined in Section 2(i) hereof without regard to the proviso in such definition. No Option granted under the Plan shall be exercisable after ten years and one month from the date it was granted or such earlier date as shall be established by the Committee in granting the Option.

  Except as otherwise provided herein, an Option shall be exercisable by the holder at such rate and times as may be fixed by the Committee, but not sooner than approval of the Plan by the stockholders of the Corporation; provided, however, upon a Change of Control, all Options shall become immediately exercisable. The Committee may provide that the Option shall not be exercisable, in whole or in part, except upon the fulfillment of specific defined conditions. No Option may at any time be exercised in part with respect to fewer than 100 Shares unless fewer than 100 Shares remain in the Option grant being exercised.

  Options shall be exercised by written notice to the Secretary of the Corporation (or the Secretary's designated agent) in such form as is from time to time prescribed by the Committee and by the payment in full of the aggregate exercised price of the Options being exercised. Payment of the purchase price upon exercise of any Option shall be made (A) in cash or (B) in whole or in part, (i) in Shares valued at Fair Market Value on the date of exercise or (ii) with respect to the exercise of Options which are not incentive stock options, as defined in Section 422 of the Code, by electing to have the Corporation withhold a number of shares of common stock otherwise receivable upon exercise, the value of such withheld shares determined by the Fair Market Value on the date of exercise; provided, however, that during the 60-day period from and after a Change of Control all optionees with respect to any or all of their respective Options shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full option price of the Shares being purchased under the Options and by giving written notice to the Corporation in form satisfactory to the Committee, to elect (within such 60-day period) to surrender all or part of the Options to the Corporation and to receive in cash an amount equal to the amount by which the Fair Market Value of Shares on the date of exercise exceeds the option price per Share under the Options multiplied by the number of Shares granted under the Options as to which the right granted by this proviso shall have been exercised. Such written notice shall specify the optionee's election to purchase Shares granted under the Options or to receive the cash payment referred to in the proviso to the immediately preceding sentence.

  6. Restricted Stock. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of Restricted Stock awards, the dates on which such awards are to be granted, the number of

Shares subject to such awards, and the restrictions applicable to such awards. Restricted Stock awards shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Chief Executive Officer, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

  7. Nontransferability of Options and Restricted Stock. Options and Restricted Stock shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution to the extent provided herein, and Options may be exercised during the holder's lifetime only by the holder thereof.

  8. Tax Withholding. If as a result of: (a) the exercise of any Options or the disposition of any Shares acquired pursuant to such exercise, or (b) the lapse of any restrictions on the disposition of Restricted Stock, the Corporation or Subsidiary shall be required to withhold any amounts by reason of any Federal, state or local tax rules or regulations, the Corporation or Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when required, sufficient funds to meet the requirement for such withholding; and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Corporation or Subsidiary when required. Notwithstanding the foregoing, the holder shall have the right to satisfy such withholding, in whole or in part, in Shares (including by having the Corporation withhold Shares otherwise issuable in respect of such Options or Restricted Stock) valued at Fair Market Value on the date of exercise or lapse of restrictions, as applicable.

  9. Tax Liability. Subject to the Committee's discretion, agreements between the Corporation and grantees in connection with awards of Options or Restricted Stock may provide for the payment by the Corporation of a supplemental cash payment to grantees promptly after the exercise of an Option, or promptly after the date on which the shares of Restricted Stock awarded are included in the gross income of the grantee under the Code. Such supplemental cash payments, to the extent determined by the Committee, shall provide for the payment of such amounts as may be necessary to result in the grantee not having any incremental tax liability as a result of such exercise or inclusion in grantee's gross income. The determination of the amount of any supplemental cash payments by the Committee shall be conclusive.

  10. Termination of Employment. Notwithstanding any provision of the Plan to the contrary, (i) upon the termination of employment of an optionee with the Corporation and all Subsidiaries other than for Cause, the optionee (or the optionee's estate in the event of the optionee's death) shall have the privilege of exercising any unexercised Options which the optionee could have exercised at the time of such termination of employment at any time until the end of six months following such termination of employment and (ii) upon the termination of employment of an optionee with the Corporation and all Subsidiaries for Cause, all unexercised Options of such optionee shall terminate ten days after such termination of employment.

  The Committee may permit individual exceptions to the requirements of this section by extending the period in which Options may be exercised, provided, however, that no Options may be extended past the earlier to occur of (i) their expiration date or (ii) three years following termination of employment.

  11. Adjustment of Optioned Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares of the Corporation or if the Shares shall be split-up, converted, reclassified, or changed into, or exchanged for, a different number or kind of securities of the Corporation, the Option, to the extent that it has not been exercised, shall entitle the holder upon the future exercise of such Option to such number and kind of securities or other property subject to the terms of the Option to which he would be entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, reclassification, change or exchange; and the aggregate purchase price upon the future exercise of the Option shall be the same as if originally optioned Shares were being purchased thereunder. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be similarly adjusted.

  In the event the outstanding Shares shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction, then each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the Shares subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding Share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per Share by a plurality of the Shares, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option.

  12. Issuance of Shares and Compliance With Securities Act. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option, or upon any lapsing of restriction on any shares of Restricted Stock until (a) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option and any grantee of Restricted Stock shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or nonexistence with respect to such Shares of an effective registration statement under the Securities Act of 1933, as from time to time amended, to issue the Shares in compliance with the provisions of that or any comparable act.

  13. Amendment of the Plan. The Committee may at any time discontinue the Plan or the grant of any additional Options or Restricted Stock under the Plan. Except as hereinafter provided, the Committee may from time to time amend the Plan and the terms and conditions of any Options or Restricted Stock not theretofore issued, and the Committee, with the consent of the affected holder of an Option or Restricted Stock may at any time withdraw or from time to time amend the Plan and the terms and conditions of such Option or Restricted Stock as have been theretofore granted.

  14. Effectiveness and Term of the Plan. The Plan shall become effective and in full force and effect upon its approval by the holders of a majority of the Shares present or represented and entitled to vote at the 1996 annual meeting of the stockholders of the Corporation and, unless sooner terminated by the Committee pursuant to Section 13 hereof, the Plan shall terminate on the date ten years after such approval. No Option or Restricted Stock may be granted or awarded after termination of the Plan. Termination of the Plan shall not affect the validity of any Option or Restricted Stock outstanding on the date of such termination.

                                                                       EXHIBIT B

                               USAIR GROUP, INC.

                   NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

1. PURPOSE

  1.1 The USAir Group, Inc. Nonemployee Director Stock Incentive Plan is intended to increase the alignment of the interest of eligible members of the Board with the interests of stockholders of the Corporation by providing further opportunity for ownership of Stock, and to increase their incentive to contribute to the success of the Corporation's business through the grant of Options.

  1.2 The Plan is intended to comply with Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time, and shall be construed to so comply.

2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

    (a) "Board" shall mean the Board of Directors of the Corporation.

    (b) "Change of Control" shall mean:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Group Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation or any of its Subsidiaries, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries, or (z) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such acquisition, in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

      (iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation do not following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (iv) Approval by the shareholders of the Corporation of (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be; or

      (v) The acquisition by an individual, entity or group of beneficial ownership of 20% or more of the then outstanding securities of the Corporation, including both voting and non-voting securities, provided, however, that such acquisition shall only constitute a change of control in the event that such individual, entity or group also obtains the power to elect by class vote, cumulative voting or otherwise to appoint 20% or more of the total number of directors to the Board.

    (c) "Committee" shall mean the Human Resources Committee of the Board or such other committee as may be designated by the Board.

    (d) "Corporation" shall mean USAir Group, Inc.

    (e) "Date of Grant" shall mean the date on which Options are granted pursuant to Section 5.1.

    (f) "Eligible Director" shall mean each member of the Board who (i) is not at the time of reference an employee of the Corporation or any Subsidiary, (ii) is not serving on the Board pursuant to rights exercised by a preferred stockholder of the Corporation, and (iii) in the case of an individual first becoming a member of the Board after January 1, 1996, was not previously an employee of the Corporation or any Subsidiary.

    (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (h) "Fair Market Value" shall mean the average of the high and low sales prices of the Stock as reported on the New York Stock Exchange Composite Tape on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported.

    (i) "Options" shall mean the stock options issued pursuant to Section 5 hereof.

    (j) "Plan" shall mean the USAir Group, Inc. Nonemployee Director Stock Incentive Plan, as such Plan may be amended from time to time.

    (k) "Stock" shall mean the common stock of the Corporation.

    (l) "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

3. ADMINISTRATION

  3.1 The Plan shall be administered by the Committee.

  3.2 The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan, provided that the Committee shall have no discretion with respect to the grantee, amount, price or timing of any Option grant. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons. Options shall be evidenced by agreements in such form as shall be determined from time to time by the Committee, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

4. SHARES OF STOCK

  4.1 Shares Reserved. Subject to adjustment as provided in Section 4.2 hereof, a maximum of 70,000 shares of Stock shall be reserved for issuance in accordance with the terms of the Plan. Shares of Stock that may be issued upon the exercise of Options under the Plan may either be authorized and unissued shares or issued shares that have been reacquired by the Corporation. If an Option under the Plan is surrendered, expires, lapses or ceases to be exercisable in whole or in part for any other reason, then the shares that were subject to any such Option shall again be available for grant under the Plan.

  4.2 Capital Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the maximum number or class of shares available under the Plan, the number or class of shares of Stock to be delivered hereunder upon the exercise of Options granted hereunder, and the price at which Options may be exercised, as appropriate, shall be proportionately adjusted to reflect any such transaction.

5. GRANT OF OPTIONS

  5.1 Annual Grant. On the first business day following the 1996 annual meeting of stockholders of the Corporation, each Eligible Director shall automatically be issued an Option pursuant to the Plan to purchase 1,500 shares of Stock. Thereafter, on the first business day following the annual meeting of stockholders of the Corporation held in each year subsequent to 1996 and prior to the termination of the Plan, each Eligible Director shall automatically be issued an Option pursuant to the Plan to purchase 1,500 shares of Stock. Options shall be granted at an option price equal to the Fair Market Value of Stock on the Date of Grant.

  5.2 Terms and Conditions of Options.

    (a) Each Option shall first become exercisable on the earliest to occur of (i) the first anniversary of the Date of Grant, (ii) the Eligible Director's death, disability or termination of service as a director upon completion of the last term of office to which such director was elected, or (iii) upon the occurrence of a Change of Control. If an Eligible Director otherwise terminates service as a director, any Options that have not become exercisable shall be forfeited as of the date of such termination of service. Subject to the foregoing and Section 5.2(c) below, each Option shall expire on the date that is ten years following the Date of Grant.

    (b) Options shall be exercised by written notice to the Secretary of the Corporation in such form as is from time to time prescribed by the Committee and by the payment in full, in cash, of the aggregate option price of the shares of Stock for which the Option is being exercised. To the extent that an Option is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable until the expiration date. Partial exercise shall be permitted from time to time, provided that exercises shall be in multiples of one hundred shares of Stock.

    (c) If for any reason during the term of an unexercised and unexpired Option, the Eligible Director shall cease to be a member of the Board, such Option may be exercised, to the extent exercisable at the time of such termination of service, by the Eligible Director (or, in the event of his death, by his estate) until the second anniversary of the date that the Eligible Director ceases to be a member of the Board.

6. EFFECTIVE DATE; STOCKHOLDER APPROVAL; TERM OF PLAN

  6.1 The Plan is subject to approval by the stockholders of the Corporation at the 1996 annual meeting and shall be effective on the date of such approval.

  6.2 The Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares, or terminated under the terms of the Plan, provided that no Options may be granted after the tenth anniversary of the effective date of the Plan.

7. AMENDMENT; TERMINATION

  7.1 The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that the provisions of Section 5 shall not be amended more than every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, as amended, or the rules thereunder. The termination or any modification or amendment of the Plan shall not, without the consent of a director, affect his or her rights under a grant of an Option.

8. MISCELLANEOUS

  8.1 Options granted hereunder shall not be assignable or transferable by the director except by will or by the laws of descent and distribution. During the life of the director, an Option shall be exercisable only by the director.

  8.2 Each Option shall be subject to the requirement that, if at any time the Committee shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee. The Corporation may require that certificates evidencing shares of Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  8.3 Nothing in the Plan shall be construed as conferring any right upon any director to continue as a member of the Board.

  8.4 The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

  8.5 The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Stock hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Corporation, (B) delivery to the Corporation of shares of Stock having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), equal to the amount necessary to satisfy any such obligation, (C) authorizing the Corporation to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Corporation to whom the optionee has submitted an irrevocable notice of exercise, or (E) any combination of the foregoing. The Eligible Director may elect to have shares of Stock delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

                               USAIR GROUP, INC.

                                     PROXY

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                                 STOCKHOLDERS
                                ON MAY 22, 1996

  The undersigned hereby appoints M.V. Bryan, J.W. Harper and L.M. Nagin, and each of them proxies (each with power of substitution) of the undersigned to attend the above annual meeting of stockholders of USAir Group, Inc. and any adjournment thereof and thereat to vote all shares of stock held by the undersigned, as specified on the reverse side, and on any other matters that may properly come before said meeting.

  For those participants who may hold shares in the USAir, Inc. Employee Stock Ownership Plan (the "ESOP") or the USAir, Inc. Employee Savings Plan, the USAir, Inc. 401(k) Savings Plan or the Supplemental Retirement Plan of Piedmont Aviation, Inc. (collectively, the "Plans"), please fill in and sign this card and mail it in time to be received no later than May 16, 1996, in order to be voted in a timely manner by the Trustee of the ESOP, State Street Bank and Trust Company (the "ESOP Trustee"), and the administrator of the Plans, Fidelity Management Trust Company (the "Administrator"). After May 16, 1996 the instructions cannot be revoked and, in accordance with the ESOP and the Plans, you may not vote these shares in person at the Meeting. The Trustee is authorized to vote the ESOP shares and the Administrator is authorized to vote the Plan shares for which instructions have been given upon such other business as may come before the meeting. Chemical Mellon Shareholder Services, L.L.C. will tally the vote on behalf of the Trustee and the Administrator.

               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

 Comments:

                               See Reverse Side


                                                                                       Please mark
                                                                                      your votes as    [X]
                                                                                      indicated in
                                                                                      this example

BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1-4 AND AGAINST ITEMS 5 AND 6

1. ELECTION OF DIRECTORS     TO WITHHOLD       2. Approval of 1996                  [   ]    [   ]       [   ]
   FOR all nominees          AUTHORITY            Stock Incentive Plan.
   (Except as marked       (For all Nominees                                         FOR    AGAINST     ABSTAIN
   to the contrary*)          listed)          3. Approval of Non-Employee          [   ]    [   ]       [   ]
                                                  Director Stock Incentive Plan.
                                                                                     FOR    AGAINST     ABSTAIN
                                               4. Approval of the selection of      [   ]    [   ]       [   ]
                                                  KPMG Peat Marwick LLP as
                                                  auditors.
                                                                                     FOR    AGAINST     ABSTAIN
                                               5. Stockholder proposal              [   ]    [   ]       [   ]
                                                  concerning confidential voting.
                                                                                     FOR    AGAINST     ABSTAIN
                                               6. Stockholder proposal relating     [   ]    [   ]       [   ]
                                                  to political contributions.

NOMINEES:                                                                      Will attend meeting       [   ]
R.J. Ayling, R.W. Bogle, E.I. Colodny, M.J.
DeVito, R. Gangwal, G.J.W. Goodman, J.W. Harris,                               I have noted comments     [   ]
E.A. Horrigan, Jr., R. LeBuhn, R.P. Maynard,                                  on reverse side
J.G. Medlin, Jr., H.M. Merriman, R.W. Smith, D.M. Stevens,
S.M. Wolf.                                                                     Change of Address         [   ]
*INSTRUCTION:                                                                  -------------------------------
To withhold authority to vote for any individual nominee,
                                      ----------
strike a line through the nominee's name above.                                --------------------------------

THIS PROXY WILL BE VOTED FOR ITEMS 1-4 AND AGAINST ITEMS 5 AND 6 IF NO CHOICE IS SPECIFIED.



Signature(s) ____________________________   Date ______________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING